Exhibit 10.1

Published CUSIP Number: 29631PAC4

CREDIT AGREEMENT

Dated as of November 18, 2010

among

ESCO CORPORATION,

as the Borrower,

THE SUBSIDIARIES OF THE BORROWER IDENTIFIED HEREIN,

as the Guarantors,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender and L/C Issuer,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Syndication Agent,

UNION BANK, N.A.,

as Documentation Agent,

U.S. BANK NATIONAL ASSOCIATION,

as Co-Agent,

and

THE OTHER LENDERS PARTY HERETO

Arranged By:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

and

WELLS FARGO SECURITIES LLC,

as Joint Lead Arrangers and Co-Book Managers

[***] This confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS		1
1.01	Defined Terms	1
1.02	Other Interpretive Provisions	23
1.03	Accounting Terms	24
1.04	Rounding	25
1.05	Times of Day	25
1.06	Letter of Credit Amounts	25
1.07	Additional Alternative Currencies	25
1.08	Exchange Rates; Currency Equivalents	25
1.09	Change of Currency	26
ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS		26
2.01	Revolving Loans and Term Loan	26
2.02	Borrowings, Conversions and Continuations of Loans	27
2.03	Letters of Credit	29
2.04	Swing Line Loans	36
2.05	Prepayments	39
2.06	Termination or Reduction of Commitments	40
2.07	Repayment of Loans	41
2.08	Interest	42
2.09	Fees	42
2.10	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate	43
2.11	Evidence of Debt	43
2.12	Payments Generally; Administrative Agent’s Clawback	44
2.13	Sharing of Payments by Lenders	45
2.14	Cash Collateral	46
2.15	Defaulting Lenders	47
ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY		49
3.01	Taxes	49
3.02	Illegality	52
3.03	Inability to Determine Rates	52
3.04	Increased Costs	53
3.05	Compensation for Losses	54
3.06	Mitigation Obligations; Replacement of Lenders	55
3.07	Survival	55
ARTICLE IV GUARANTY		55
4.01	The Guaranty	55
4.02	Obligations Unconditional	56
4.03	Reinstatement	56
4.04	Certain Additional Waivers	57
4.05	Remedies	57
4.06	Rights of Contribution	57
4.07	Guarantee of Payment; Continuing Guarantee	57
ARTICLE V CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		57
5.01	Conditions to Initial Credit Extension	57
5.02	Conditions to all Credit Extensions	59
5.03	Additional Conditions to Initial Borrowing of the Term Loan	60
ARTICLE VI REPRESENTATIONS AND WARRANTIES		60
6.01	Existence, Qualification and Power	60

i

6.02	Authorization; No Contravention	60
6.03	Governmental Authorization; Other Consents	61
6.04	Binding Effect	61
6.05	Financial Statements; No Material Adverse Effect	61
6.06	Litigation	62
6.07	No Default	62
6.08	Ownership of Property	62
6.09	Environmental Compliance	62
6.10	Insurance	63
6.11	Taxes	63
6.12	ERISA Compliance	63
6.13	Subsidiaries	64
6.14	Margin Regulations; Investment Company Act	64
6.15	Disclosure	65
6.16	Compliance with Laws	65
6.17	Intellectual Property; Licenses, Etc.	65
6.18	Solvency	65
6.19	Perfection of Security Interests in the Collateral	66
6.20	Business Locations; Taxpayer Identification Number	66
6.21	Labor Matters	66
ARTICLE VII AFFIRMATIVE COVENANTS		66
7.01	Financial Statements	66
7.02	Certificates; Other Information	67
7.03	Notices	69
7.04	Payment of Taxes	69
7.05	Preservation of Existence, Etc.	69
7.06	Maintenance of Properties	69
7.07	Maintenance of Insurance	70
7.08	Compliance with Laws	70
7.09	Books and Records	70
7.10	Inspection Rights	70
7.11	Use of Proceeds	71
7.12	ERISA Compliance	71
7.13	Additional Subsidiaries	71
7.14	Pledged Assets	71
7.15	Post-Closing Foreign Subsidiary Pledges	72
ARTICLE VIII NEGATIVE COVENANTS		72
8.01	Liens	72
8.02	Investments	74
8.03	Indebtedness	75
8.04	Fundamental Changes	76
8.05	Dispositions	76
8.06	Restricted Payments	77
8.07	Change in Nature of Business	77
8.08	Transactions with Affiliates and Insiders	77
8.09	Burdensome Agreements	78
8.10	Use of Proceeds	78
8.11	Financial Covenants	78
8.12	Prepayment of Other Indebtedness, Etc.	79
8.13	Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity	79
8.14	Sale Leasebacks	79

ARTICLE IX EVENTS OF DEFAULT AND REMEDIES		79
9.01	Events of Default	79
9.02	Remedies Upon Event of Default	81
9.03	Application of Funds	82
ARTICLE X ADMINISTRATIVE AGENT		83
10.01	Appointment and Authority	83
10.02	Rights as a Lender	83
10.03	Exculpatory Provisions	83
10.04	Reliance by Administrative Agent	84
10.05	Delegation of Duties	84
10.06	Resignation of Administrative Agent	84
10.07	Non-Reliance on Administrative Agent and Other Lenders	85
10.08	No Other Duties; Etc.	85
10.09	Administrative Agent May File Proofs of Claim	86
10.10	Collateral and Guaranty Matters	86
ARTICLE XI MISCELLANEOUS		87
11.01	Amendments, Etc.	87
11.02	Notices; Effectiveness; Electronic Communications	89
11.03	No Waiver; Cumulative Remedies; Enforcement	91
11.04	Expenses; Indemnity; and Damage Waiver	91
11.05	Payments Set Aside	93
11.06	Successors and Assigns	93
11.07	Treatment of Certain Information; Confidentiality	97
11.08	Set-off	98
11.09	Interest Rate Limitation	98
11.10	Counterparts; Integration; Effectiveness	99
11.11	Survival of Representations and Warranties	99
11.12	Severability	99
11.13	Replacement of Lenders	99
11.14	Governing Law; Jurisdiction; Etc.	100
11.15	Waiver of Right to Trial by Jury	101
11.16	No Advisory or Fiduciary Responsibility	101
11.17	Electronic Execution of Assignments and Certain Other Documents	102
11.18	USA PATRIOT Act Notice	102
11.19	Judgment Currency	102
11.20	Statutory Notice	103

SCHEDULES

1.01	Existing Letters of Credit
2.01	Commitments and Applicable Percentages
6.10	Insurance
6.12	Pension Plans
6.13	Subsidiaries
6.17	IP Rights
6.20(a)	Locations of Real Property
6.20(b)	Locations of Tangible Personal Property
6.20(c)	Location of Chief Executive Office, Taxpayer Identification Number, Etc.
6.20(d)	Changes in Legal Name, State of Formation and Structure
6.20(e)	Deposit and Investment Accounts
8.01	Liens Existing on the Closing Date
8.02	Investments Existing on the Closing Date
8.03	Indebtedness Existing on the Closing Date
11.02	Certain Addresses for Notices

EXHIBITS

2.02	Form of Loan Notice
2.04	Form of Swing Line Loan Notice
2.11(a)	Form of Note
7.02	Form of Compliance Certificate
7.13	Form of Joinder Agreement
11.06(b)	Form of Assignment and Assumption
11.06(b)(iv)	Form of Administrative Questionnaire

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of November 18, 2010 among ESCO CORPORATION, an Oregon corporation (the “Borrower”), the Guarantors (defined herein), the Lenders (defined herein) and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The Borrower has requested that the Lenders provide $550,000,000 in credit facilities for the purposes set forth herein, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01        Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition”, by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of either (a) all or any substantial portion of the property of, or a line of business or division of, another Person or (b) at least a majority of the Voting Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit 11.06(b)(iv) or any other form approved by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders.  The initial amount of the Aggregate Revolving Commitments in effect on the Closing Date is $350,000,000.

“Agreement” means this Credit Agreement.

“Alternative Currency” means, with respect to Letters of Credit, each of Euro and each other currency (other than Dollars) that is approved in accordance with Section 1.07.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Applicable Percentage” means with respect to any Lender at any time, (a) with respect to such Lender’s Revolving Commitment at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time; provided that if the commitment of each Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02 or if the Aggregate Revolving Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments, and (b) with respect to such Lender’s portion of the outstanding Term Loan at any time, the percentage (carried out to the ninth decimal place) of the outstanding principal amount of the Term Loan held by such Lender at such time.  The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.  The Applicable Percentages shall be subject to adjustment as provided in Section 2.15.

“Applicable Rate” means the following percentages per annum, based upon the Consolidated Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(b):

Pricing Tier	Consolidated Net Leverage Ratio	Commitment Fee	Eurodollar Rate Loans and Letters of Credit	Base Rate Loans
1	> 3.00 to 1.0	0.375%	2.50%	1.50%
2	> 2.00 to 1.0 but < 3.00 to 1.0	0.375%	2.25%	1.25%
3	< 2.00 to 1.0	0.375%	1.75%	0.75%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Tier 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered in accordance with Section 7.02(b), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Net Leverage Ratio contained in such Compliance Certificate.  The Applicable Rate in effect from the Closing Date through the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.02(b) for the fiscal quarter ending December 31, 2010 shall be determined based upon Pricing Tier 2.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit 11.06(b) or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, with respect to any Person on any date, (a) in respect of any Capital Lease, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease, and (c) in respect of any Securitization Transaction, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, determined by the Administrative Agent in its reasonable judgment.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2009 and the related consolidated statements of income or operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, including the notes thereto.

“Availability Period” means, with respect to the Revolving Commitments, the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 9.02.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Eurodollar Base Rate plus 1.0%.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such “prime rate” announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 7.02.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan or any Base

Rate Loan bearing interest at a rate based on the Eurodollar Base Rate, means any such day that is also a London Banking Day.

“Capital Lease” means, as applied to any Person, any lease of any property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer or the Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer or the Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations,  (e) taxable and tax exempt municipal bond funds that are rated AA- or higher by S&P, or Aa3 or higher by Moody’s with durations of 270 days or shorter, and (f) investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940 which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (e).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, however, for purposes of this Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines or directives in connection therewith are deemed to have gone into effect and adopted after the date of this Agreement.

“Change of Control” means an event or series of events by which:

(a)           any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all Equity Interests that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the Equity Interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b)           during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

“Closing Date” means November 18, 2010.

“Collateral” means a collective reference to all personal property with respect to which Liens in favor of the Administrative Agent, for the benefit of itself and the Lenders, are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

“Collateral Documents” means a collective reference to the Security Agreement and other security documents as may be executed and delivered by the Loan Parties pursuant to the terms of Section 7.14 or any of the Loan Documents.

“Commitment” means, as to each Lender, the Revolving Commitment of such Lender and/or the Term Loan Commitment of such Lender.

“Compliance Certificate” means a certificate substantially in the form of Exhibit 7.02.

“Consolidated Adjusted EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated EBITDA for such period minus (b) Consolidated Maintenance Capital Expenditures for such period.

“Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to, the sum of (a) Consolidated Net Income for such period, plus (b) in each case without duplication and to the extent deducted in determining Consolidated Net Income for such period, (i) Consolidated Interest Charges, (ii) the amount of federal, state, local and foreign income taxes, (iii) depreciation and amortization, (iv) cash restructuring charges not to exceed $5,000,000 during any twelve month period, (v) non-cash stock compensation expense and (vi) other non-cash charges and non-cash expenses other than non-cash charges or expenses incurred outside of the ordinary course of business to the extent representing an accrual of or reserve for cash expenses in any future period minus (c) without duplication and to the extent included in determining Consolidated Net Income for such period, non-cash income or gains outside of the ordinary course of business.

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Adjusted EBITDA for the most recently completed four fiscal quarters to (b) Consolidated Fixed Charges for the most recently completed four fiscal quarters.

“Consolidated Fixed Charges” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) the cash portion of Consolidated Interest Charges for such period plus (b) Consolidated Scheduled Funded Debt Payments for such period plus (c) income taxes paid in cash during such period plus (d) cash Restricted Payments (other than pursuant to Sections 8.06(a) through  8.06(e)) made during such period.

“Consolidated Funded Indebtedness” means, as of any date of determination with respect to the Borrower and its Subsidiaries on a consolidated basis, without duplication, the sum of:  (a) all obligations for borrowed money, whether current or long-term and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all purchase money Indebtedness; (c) the maximum amount available to be drawn under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than 60 days after the date on which such trade account was created); (e) all Attributable Indebtedness; (f) all Guarantees with respect to Indebtedness of the types specified in clauses (a) through (e) above of another Person; and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which any Loan Party or any Subsidiary is a general partner or joint venturer to the extent that such Indebtedness is with recourse to such Person.

“Consolidated Interest Charges” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, plus (b) the portion of rent expense with respect to such period under Capital Leases that is treated as interest in accordance with GAAP plus (c) the implied interest component of Synthetic Leases with respect to such period.

“Consolidated Maintenance Capital Expenditures” means, for purposes of calculating the Consolidated Fixed Charge Coverage Ratio for any period, the following:  (a) for all calculations with respect to fiscal years 2010 and 2011, $12,000,000, (b) for all calculations with respect to fiscal years 2012 and 2013, $12,500,000 and (c) for all calculations with respect to fiscal years 2014 and 2015, $13,000,000.

“Consolidated Net Income” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net earnings from continuing operations attributable to the Borrower for that period.

“Consolidated Net Leverage Ratio” means, as of any date of determination, the ratio of (a) the difference between Consolidated Funded Indebtedness as of such date minus unrestricted and unencumbered (other than pursuant to the Loan Documents) cash-on-hand and Cash Equivalents of the Loan Parties maintained in accounts in the United States in excess of $20,000,000 as of such date to (b) Consolidated EBITDA for the most recently completed four fiscal quarters.

“Consolidated Scheduled Funded Debt Payments” means for any period for the Borrower and its Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal on Consolidated Funded Indebtedness.  For purposes of this definition, “scheduled payments of principal” (a) shall be determined without giving effect to any reduction of such scheduled payments resulting from the application of any voluntary or mandatory prepayments made during the applicable period, (b) shall be deemed to include the Attributable Indebtedness and (c) shall not include any voluntary prepayments or mandatory prepayments required pursuant to Section 2.05.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.  Without limiting the generality of the foregoing, except in respect of Section 6.14(b), a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Debt Issuance” means the issuance by any Loan Party or any Subsidiary of any Indebtedness other than Indebtedness permitted under Section 8.03.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder,  including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans, within three Business Days of the date required to be funded by it hereunder, unless the obligation is the subject of a good faith dispute, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, unless the obligation is the subject of a good faith dispute, or (c) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property by any Loan Party or any Subsidiary, including any Sale and Leaseback Transaction and any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding any Involuntary Disposition.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any state of the United States or the District of Columbia.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws” means any and all federal, state, local, foreign and other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests”  means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Internal Revenue Code or Sections 303, 304 and 305 of ERISA or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“ESOP” means the ESCO Corporation Employee Stock Ownership Plan, as amended from time to time.

“Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurodollar Base Rate” means:

(a)           for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such published rate is not available at such time for any reason, the rate determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period; and

(b)           for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.

“Eurodollar Rate” means for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Base Rate for such Eurodollar Rate Loan for such Interest Period by (b) one minus the Eurodollar Reserve Percentage for such Eurodollar Rate Loan for such Interest Period.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Base Rate.”

“Eurodollar Reserve Percentage” means, for any day, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).  The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” has the meaning specified in Section 9.01.

“Excluded Property” means, with respect to any Loan Party, (a) any IP Rights for which a perfected Lien thereon is not effected either by filing of a Uniform Commercial Code financing statement or by appropriate evidence of such Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, (b) unless requested by the Administrative Agent or the Required Lenders, any personal property (other than personal property described in clause (a) above) for which the attachment or perfection of a Lien thereon is not governed by the Uniform Commercial Code, (c) the Equity Interests of any direct Foreign Subsidiary of any Loan Party to the extent not required to be pledged to secure the Obligations pursuant to Section 7.14(a), (d) any property which, subject to the terms of Section 8.09, is subject to a Lien of the type described in Section 8.01(i) pursuant to documents which prohibit such Loan Party from granting any other Liens in such property, (e) any general intangible, permit, lease, license, contract or other instrument of such Loan Party to the extent the grant of a security interest pursuant to the applicable Collateral Document in such general intangible, permit, lease, license, contract or other instrument, under the terms thereof or under applicable Law, is prohibited and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter such Loan Party’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both); provided that (i) any such limitation described in this clause (e) shall only apply to the extent that  any such prohibition could not be rendered ineffective pursuant to the Uniform Commercial Code or any other applicable Law (including Debtor Relief Laws) or principles of equity and (ii) in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in any applicable Law, general intangible, permit, lease, license, contract or other instrument, to the extent sufficient to permit any such item to become Collateral, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such general intangible, permit, lease, license, contract or other instrument shall no longer be Excluded Property, (f)

United States copyright number TXu585617 (registered on August 9, 1993), (g) United States copyright number RE589459 (registered on May 4, 1992), (h) United States copyright number  TX918214 (registered on June 7, 1982), (i) United States copyright number TX2138852 (registered on August 13, 1987), (j) United States copyright number TX2109238 (registered on July 14, 1987), and (k) United States copyright number TX920052 (registered June 11, 1982).

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located (c) any backup withholding tax that is required by the Internal Revenue Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii) and (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 11.13), any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 3.01(e)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a)(ii) or (c).

“Existing Letters of Credit” means those letters of credit identified on Schedule 1.01.

“Existing Senior Note Indentures” means (a) that certain Indenture, dated as of December 15, 2006, among the Borrower and The Bank of New York Trust Company, N.A., as trustee, pursuant to which the Borrower issued 8.625% senior notes due 2013 and (b) that certain Indenture, dated as of December 15, 2006, among the Borrower and The Bank of New York Trust Company, N.A., as trustee, trustee, pursuant to which the Borrower issued senior floating rate notes due 2013.

“Existing Senior Note Redemption” means redemption by the Borrower of all of the Existing Senior Notes.

“Existing Senior Notes” means collectively the senior notes issued by the Borrower pursuant to the Existing Senior Note Indentures.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter agreement, dated October 7, 2010 among the Borrower, the Administrative Agent and Merrill (successor to Banc of America Securities LLC).

“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes (including such a Lender when acting in the capacity of the L/C Issuer).  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied and as in effect from time to time.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means each Domestic Subsidiary of the Borrower identified as a “Guarantor” on the signature pages hereto and each other Person that joins as a Guarantor pursuant to Section 7.13 or otherwise, together with their successors and permitted assigns.

“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders pursuant to Article IV.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Honor Date” has the meaning set forth in Section 2.03(c).

“Immaterial Foreign Subsidiary” means any Foreign Subsidiary having assets valued no greater than $2,000,000.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)           all obligations for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)           the maximum amount available to be drawn under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)           the Swap Termination Value of any Swap Contract;

(d)           all obligations to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than 60 days after the date on which such trade account was created);

(e)           indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)            all Attributable Indebtedness;

(g)           all obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(h)          all Guarantees of such Person in respect of any of the foregoing; and

(i)            all Indebtedness of the types referred to in clauses (a) through (h) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, to the extent that such Indebtedness is with recourse to such Person.

For purposes of clarification, “Indebtedness” shall not include leases of real property that would have been classified as operating leases under GAAP if such leases had been in effect on the Closing Date but as a result of changes in GAAP occurring after the Closing Date, are required to be classified as Capital Leases.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Interest Payment Date” means (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice; provided that:

(i)            any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)           any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)          no Interest Period shall extend beyond the Maturity Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, or (c) an Acquisition.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Loan Party or any Subsidiary.

“IP Rights” has the meaning specified in Section 6.17.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit 7.13 executed and delivered by a Domestic Subsidiary in accordance with the provisions of Section 7.13.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing of Revolving Loans.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means (a) Bank of America in its capacity as issuer of Letters of Credit hereunder, (b) with respect to any Letter of Credit that Bank of America does not agree to issue pursuant to Section 2.03(a)(iii)(B), such other Lender selected by the Borrower (upon notice to the Administrative Agent) from time to time to issue such Letter of Credit (provided that no Lender shall be required to become an L/C Issuer pursuant to this subclause (b) without such Lender’s consent), or any successor issuer of Letters of Credit hereunder. In the event there is more than one L/C Issuer at any time, references herein and in the other Loan Documents to the L/C Issuer shall be deemed to refer to the L/C Issuer in respect of the applicable Letter of Credit or to all L/C Issuers, as the context requires.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lenders” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Agreement and their successors and assigns and, as the context requires, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder and shall include the Existing Letters of Credit.  A Letter of Credit may be a sight commercial letter of credit or a standby letter of credit.  Letters of Credit may be denominated in Dollars or in an Alternative Currency.  Notwithstanding anything to the contrary contained herein, a letter of credit issued by an L/C Issuer other than Bank of America shall not be a “Letter of Credit” for purposes of the Loan Documents until such time as the Administrative Agent has been notified in writing of the issuance thereof by the applicable L/C Issuer.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the Maturity Date.

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) the Aggregate Revolving Commitments and (b) $50,000,000.  The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Revolving Loan, Swing Line Loan or the Term Loan.

“Loan Documents” means this Agreement, each Note, each Issuer Document, each Joinder Agreement, the Collateral Documents and the Fee Letter.

“Loan Notice” means a notice of (a) a Borrowing of Revolving Loans or the Term Loan, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, in each case pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit 2.02.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.  For purposes of clarification, the incurrence of Indebtedness by the Borrower and/or its Subsidiaries in compliance with this Agreement shall not, in and of itself, be deemed to be a Material Adverse Effect.

“Maturity Date” means November 18, 2015; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Merrill” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as a joint lead arranger and co-book manager.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by any Loan Party or any Subsidiary in respect of any Disposition, Debt Issuance or Involuntary Disposition, net of (a) direct costs incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (b) taxes paid or payable as a result thereof and (c) in the case of any Disposition or any Involuntary Disposition, the amount necessary to retire any Indebtedness secured by a Permitted Lien (ranking senior to any Lien of the Administrative Agent) on the related property; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents (net of costs and other deductions of the types described in clauses (a) through (c) above) received upon the sale or other disposition of any non-cash consideration received by any Loan Party or any Subsidiary in any Disposition, Debt Issuance or Involuntary Disposition.

“Note” has the meaning specified in Section 2.11(a).

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. The foregoing shall also include (a) all obligations under any Swap Contract between any Loan Party or any Subsidiary and any Lender or Affiliate of a Lender that is permitted to be incurred pursuant to Section 8.03(d) and (b) all obligations under any Treasury Management Agreement between any Loan Party or any Subsidiary and any Lender or Affiliate of a Lender.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means (a) with respect to any Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent of the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Participant” has the meaning specified in Section 11.06(d).

“Participating Member State” means each state so described in any EMU Legislation.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Internal Revenue Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Internal Revenue Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Internal Revenue Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code.

“Permitted Acquisition” means an Investment consisting of an Acquisition by any Loan Party, provided that (a) the property acquired (or the property of the Person acquired) in such Acquisition is used or useful in the same or a similar line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof), (b) in the case of an Acquisition of the Equity Interests of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (c) upon giving effect to such Acquisition, (i) the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 on a Pro Forma Basis and (ii) the Consolidated Net Leverage Ratio as so calculated on a Pro Forma Basis is at least 0.25 less than the maximum then permitted under Section 8.11(a) (and, in the case of any such Acquisition for aggregate consideration in excess of $50,000,000, the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate), (d) the representations and warranties made by the Loan Parties in each Loan Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date), and (e) if such transaction involves the purchase of an interest in a partnership between any Loan Party as a general partner and entities unaffiliated with the Borrower as the other partners, such transaction shall be effected by having such equity interest acquired by a corporate holding company directly or indirectly wholly-owned by such Loan Party newly formed for the sole purpose of effecting such transaction.

“Permitted Liens” means, at any time, Liens in respect of property of any Loan Party or any Subsidiary permitted to exist at such time pursuant to the terms of Section 8.01.

“Permitted Transfers” means (a) Dispositions of inventory in the ordinary course of business; (b) Dispositions of machinery and equipment no longer used or useful in the conduct of business of the Borrower and its Subsidiaries that are Disposed of in the ordinary course of business; (c) Dispositions of property to the Borrower or any Subsidiary; provided, that if the transferor of such property is a Loan Party then the transferee thereof must be a Loan Party; (d) Dispositions of accounts receivable in connection with the collection or compromise thereof; (e) licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of the Borrower and its Subsidiaries; and (f) the sale or disposition of Cash Equivalents for fair market value.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any such Plan to which the Borrower is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 7.02.

“Pro Forma Basis” means, with respect to any transaction, that for purposes of calculating the financial covenants set forth in Section 8.11, such transaction shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period preceding the date of such transaction for which financial statements were required to be delivered pursuant to Section 7.01(a) or (b).  In connection with the foregoing, (a) with respect to any Disposition or Involuntary Disposition, (i) income statement and cash flow statement items (whether positive or negative) attributable to the property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (ii) Indebtedness which is retired shall be excluded and deemed to have been retired as of the first day of the applicable period and (b) with respect to any Acquisition, (i) income statement and cash flow statement items attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement and cash flow statement items for the Borrower and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01 and (B) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent and (ii) any Indebtedness incurred or assumed by any Loan Party or any Subsidiary (including the Person or property acquired) in connection with such transaction and any Indebtedness of the Person or property acquired which is not retired in connection with such transaction (A) shall be deemed to have been incurred as of the first day of the applicable period and (B) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

“Pro Forma Compliance Certificate” means a certificate of a Responsible Officer of the Borrower containing reasonably detailed calculations of the financial covenants set forth in Section 8.11 as of the end of the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or 7.01(b) after giving effect to the applicable transaction on a Pro Forma Basis.

“Public Lender” has the meaning specified in Section 7.02.

“Register” has the meaning specified in Section 11.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, at any time, Lenders holding in the aggregate more than 50% of (a) the unfunded Commitments and the outstanding Loans, L/C Obligations and participations therein or (b) if the Commitments have been terminated, the outstanding Loans, L/C Obligations and participations therein.  The unfunded Commitments of, and the outstanding Loans, L/C Obligations and participations therein held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 5.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interests or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Person thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.

“Revaluation Date” means with respect to any Letter of Credit denominated in an Alternative Currency, each of the following:  (i) each date of issuance of any such Letter of Credit, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the L/C Issuer under any such Letter of Credit, (iv) in the case of the Existing Letters of Credit, the Closing Date, and (v) such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Required Lenders shall require.

“Revolving Commitment” means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in any documentation executed by such Lender pursuant to Section 2.01(c), as applicable as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Loan” has the meaning specified in Section 2.01(a).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sale and Leaseback Transaction” means, with respect to any Loan Party or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby such Loan Party or such Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securitization Transaction” means, with respect to any Person, any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which such Person or any Subsidiary of such Person may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of such Person.

“Security Agreement” means the security and pledge agreement, dated as of the Closing Date, executed in favor of the Administrative Agent by each of the Loan Parties.

“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature in the ordinary course of business, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital, (d) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability, taking into account rights of contribution, subrogation and reimbursement with respect to such contingent obligations.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Borrowing of Swing Line Loans pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit 2.04.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the Aggregate Revolving Commitments.  The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” has the meaning specified in Section 2.01(b).

“Term Loan Commitment” means, as to each Lender, its obligation to make its portion of the Term Loan to the Borrower pursuant to Section 2.01(b), in the principal amount set forth opposite such Lender’s name on Schedule 2.01. The aggregate principal amount of the Term Loan Commitments of all of the Lenders as in effect on the Closing Date is $200,000,000.

“Threshold Amount” means $15,000,000.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans, all Swing Line Loans and all L/C Obligations.

“Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts, overnight draft, credit or debit cards, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Type” means, with respect to any Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

1.02                        Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)                                  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan

Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)                                 In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)                                  Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03                        Accounting Terms.

(a)                                  Generally.  Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Loan Parties and their Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

(b)                                 Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c)                                  Calculations.  Notwithstanding the above, the parties hereto acknowledge and agree that all calculations of the financial covenants in Section 8.11 (including for purposes of determining the Applicable Rate) shall be made on a Pro Forma Basis with respect to any Disposition (other than Permitted Transfers), Involuntary Disposition or Acquisition occurring during the applicable period.

1.04                        Rounding.

Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05                        Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).

1.06                        Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07                        Additional Alternative Currencies.

The Borrower may from time to time request that the L/C Issuer issue a Letter of Credit in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is a lawful currency that is readily available and freely transferable and convertible into Dollars.  In the case of any such request, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer.

1.08                        Exchange Rates; Currency Equivalents.

(a)                                  The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Letters of Credit and Outstanding Amounts denominated in Alternative Currencies.  Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.  Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the L/C Issuer, as applicable.

(b)                                 Wherever in this Agreement in connection with the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.

1.09                        Change of Currency.

(a)                                  Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation).  If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency.

(b)                                 Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify in a written notice to the Company to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)                                  Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify in a written notice to the Company to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01                        Revolving Loans and Term Loan.

(a)                                  Revolving Loans.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Borrower in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Borrowing of Revolving Loans, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Commitment.  Within the limits of each Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01.  Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(b)                                 Term Loan.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make its portion of a term loan (the “Term Loan”) to the Borrower in Dollars on the Business Day that is one (1) day prior to the Existing Senior Note Redemption in an amount not to exceed such Lender’s Term Loan Commitment.  Amounts repaid on the Term Loan may not be reborrowed.  The Term Loan may consist of Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(c)                                  Increases of the Aggregate Revolving Commitments.  The Borrower shall have the right, upon at least five Business Days’ prior written notice to the Administrative Agent, to increase the Aggregate Revolving Commitments by up to $100,000,000 in the aggregate in one or more increases, at any time prior to the date that is six months prior to the Maturity Date, subject, however, in any such case, to satisfaction of the following conditions precedent:

(i)                                     the Aggregate Revolving Commitments shall not exceed $450,000,000 without the consent of the Required Lenders;

(ii)                                  no Default shall have occurred and be continuing on the date on which such increase is to become effective;

(iii)                               the representations and warranties set forth in Article VI shall be true and correct on and as of the date on which such increase is to become effective, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date;

(iv)                              such increase shall be in a minimum amount of $10,000,000 and in integral multiples of $5,000,000 in excess thereof;

(v)                                 such requested increase shall only be effective upon receipt by the Administrative Agent of (A) additional Revolving Commitments in a corresponding amount of such requested increase from either existing Lenders and/or one or more other institutions that qualify as Eligible Assignees (it being understood and agreed that no existing Lender shall be required to provide an additional Revolving Commitment) and (B) documentation from each institution providing an additional Revolving Commitment evidencing its additional Revolving Commitment and its obligations under this Agreement in form and substance acceptable to the Administrative Agent;

(vi)                              the Administrative Agent shall have received all documents (including resolutions of the board of directors of the Borrower and the Guarantors) it may reasonably request relating to the corporate or other necessary authority for such increase and the validity of such increase in the Aggregate Revolving Commitments, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent; and

(vii)                           if any Revolving Loans are outstanding at the time of the increase in the Aggregate Revolving Commitments, the Borrower shall, if applicable, prepay one or more existing Revolving Loans (such prepayment to be subject to Section 3.05) in an amount necessary such that after giving effect to the increase in the Aggregate Revolving Commitments, each Lender will hold its pro rata share (based on its Applicable Percentage of the increased Aggregate Revolving Commitments) of outstanding Revolving Loans.

2.02        Borrowings, Conversions and Continuations of Loans.

(a)           Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of, Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans.  Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $2,500,000 or a whole multiple of $500,000 in excess thereof.  Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.  Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto.  If the Borrower fails to specify a Type of a Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.  Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurodollar Rate Loan.

(b)                                 Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans as described in the preceding subsection.  In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, (x) if such Borrowing is the initial Credit Extension under the Revolving Commitments, Section 5.01 and (y) if such Borrowing is the initial Borrowing of the Term Loan, Sections 5.01 and 5.03), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date of a Borrowing of Revolving Loans, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings and second, shall be made available to the Borrower as provided above.

(c)                                  Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurodollar Rate Loan.  During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurodollar Rate Loans be converted immediately to Base Rate Loans.

(d)                                 The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)                                  After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to the Loans.

2.03                        Letters of Credit.

(a)                                  The Letter of Credit Commitment.

(i)                                     Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until seven days prior to the Maturity Date, to issue Letters of Credit in Dollars or in one or more Alternative Currencies for the account of the Borrower or any of its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (y) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Commitment and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit.  Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.  All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii)                                  The L/C Issuer shall not issue any Letter of Credit if:

(A)                              subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Lenders (other than Defaulting Lenders) holding a majority of the Revolving Commitments have approved such expiry date; or

(B)                                the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders that have Revolving Commitments have approved such expiry date.

(iii)                               The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)                              any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B)                                the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to borrowers generally;

(C)                                except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $50,000;

(D)                               such Letter of Credit is to be denominated in a currency other than Dollars or any Alternative Currency;

(E)                                 the L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency;

(F)                                 such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(G)                                any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion, provided that the delivery of Cash Collateral in an amount equal to the Applicable Percentage of the Defaulting Lender applied to the L/C Obligations that would arise under the Letter of Credit then proposed to be issued shall be deemed satisfactory) with the Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv)                              The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v)                                 The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi)                              The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article X with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article X included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b)                                 Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)                                     Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower.  Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least five Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may reasonably require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably require.  Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.

(ii)                                  Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof.  Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article V shall not be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or the applicable Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii)                               If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2)

from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 5.02 is not then satisfied, and in each case directing the L/C Issuer not to permit such extension.

(iv)                              Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)                                  Drawings and Reimbursements; Funding of Participations.

(i)                                     Upon receipt from the beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof.  In the case of a Letter of Credit denominated in an Alternative Currency, the Borrower shall reimburse the L/C Issuer in such Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Borrower shall have notified the L/C Issuer promptly following receipt of the notice of drawing that the Borrower will reimburse the L/C Issuer in Dollars.  In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof.  Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency.  If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof.  In such event, the Borrower shall be deemed to have requested a Borrowing of Revolving Loans that are Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the conditions set forth in Section 5.02 (other than the delivery of a Loan Notice) and provided that, after giving effect to such Borrowing, the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments.  Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)                                  Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Dollar Equivalent of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii)                               With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Revolving Loans that are Base Rate Loans because the conditions set forth in

Section 5.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)                              Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v)                                 Each Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 5.02 (other than delivery by the Borrower of a Loan Notice).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)                              If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be.  A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)                                 Repayment of Participations.

(i)                                     At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Administrative Agent.

(ii)                                  If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)                                  Obligations Absolute.  The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)                                     any lack of validity or enforceability of such Letter of Credit, this Agreement or any other Loan Document;

(ii)                                  the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)                               any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)                              any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v)                                 any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Subsidiary or in the relevant currency markets generally; or

(vi)                              any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any Subsidiary.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer.  The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.  Nothing in this Section 2.03(e) shall constitute a waiver of any claim the Borrower may have against the L/C Issuer arising from the L/C Issuer’s gross negligence or willful misconduct.

(f)                                    Role of L/C Issuer.  Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.  The L/C Issuer shall provide to the Administrative Agent a list of outstanding Letters of Credit (together with type, amounts, issue date, expiry date and denominated currency) issued by it on a monthly basis.

(g)                                 Applicability of ISP and UCP.  Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

(h)                                 Letter of Credit Fees.  The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.15(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears.  If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.  Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i)                                     Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee (i) with respect to each commercial Letter of Credit, at the rate specified in the Fee Letter, computed on the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Borrower and the L/C Issuer, computed on the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit and on a quarterly basis in arrears.  Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j)                                     Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k)                                  Letters of Credit Issued for Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit.  The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

2.04                        Swing Line Loans.

(a)                                  Swing Line Facility.  Subject to the terms and conditions set forth herein and in reliance upon the agreements of the other Lenders set forth in this Section 2.04, the Swing Line Lender shall, unless (x) any Lender at such time is a Defaulting Lender and (y) the Swing Line Lender has not entered into arrangements satisfactory to it with the Borrower or such Defaulting Lender to eliminate the Swing Line Lender’s risk with respect to such Defaulting Lender in which case the Swing Line Lender may in its discretion, make loans (each such loan, a “Swing Line Loan”) to the Borrower in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s

Revolving Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04.  Each Swing Line Loan shall bear interest only at a rate based on the Base Rate.  Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b)                                 Borrowing Procedures.  Each Borrowing of Swing Line Loans shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum principal amount of $100,000 and integral multiples of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day.  Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Borrowing of Swing Line Loans (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article V is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

(c)                                  Refinancing of Swing Line Loans.

(i)                                     The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Revolving Loan that is a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the conditions set forth in Section 5.02 (other than the delivery of a Loan Notice) and provided that, after giving effect to such Borrowing, the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments.  The Swing Line Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent.  Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply

Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)                                  If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing of Revolving Loans in accordance with Section 2.04(c)(i), the request for Revolving Loans that are Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)                               If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be.  A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)                              Each Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 5.02.  No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)                                 Repayment of Participations.

(i)                                     At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii)                                  If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.  The Administrative Agent will make such demand upon the request of the Swing Line Lender.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)                                  Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans.  Until each Lender funds its Revolving Loans that are Base Rate Loans or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f)                                    Payments Directly to Swing Line Lender.  The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05                        Prepayments.

(a)                                  Voluntary Prepayments.

(i)                                     Revolving Loans and Term Loan.  The Borrower may, upon notice from the Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans and the Term Loan in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans; (B) any such prepayment of Eurodollar Rate Loans shall be in a principal amount of $2,500,000 or a whole multiple of $500,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); (C) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding) and (D) any prepayment of the Term Loan shall be applied to the remaining principal amortization payments in inverse order of maturity.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  Subject to Section 2.15, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.

(ii)                                  Swing Line Loans.  The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal thereof then outstanding).  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b)                                 Mandatory Prepayments.

(i)                                     Revolving Commitments.  If for any reason the Total Revolving Outstandings at any time exceed the Aggregate Revolving Commitments then in effect, the Borrower shall immediately prepay Revolving Loans and/or Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(i) unless after the prepayment in full of the Revolving Loans and Swing Line Loans the Total Revolving Outstandings exceed the Aggregate Revolving Commitments then in effect.

(ii)                                  Dispositions and Involuntary Dispositions.  To the extent that the aggregate Net Cash Proceeds from all assets subject to Dispositions (other than Permitted Transfers) and Involuntary Dispositions occurring after the Closing Date exceed 15% of consolidated total assets of the Borrower and its Subsidiaries (as determined by reference to the most recent financial statements delivered pursuant to Section 7.01), the Borrower shall prepay the Term Loan as hereafter provided in an aggregate amount equal to 100% of such excess Net Cash Proceeds; provided, however, that no such prepayment shall be required to the extent that such excess Net Cash Proceeds have been reinvested in assets (excluding current assets as classified by GAAP) that are useful in the business of the Borrower and its Subsidiaries within 365 days of the date of such Disposition or Involuntary Disposition.

(iii)                               Debt Issuances.  Immediately upon receipt by the Borrower or any Subsidiary of the Net Cash Proceeds of any Debt Issuance, the Borrower shall prepay the Term Loan hereafter provided in an aggregate amount equal to 100% of such Net Cash Proceeds.

(iv)                              Application of Mandatory Prepayments.  All amounts required to be paid pursuant to this Section 2.05(b) shall be applied as follows:

(A)                              with respect to all amounts prepaid pursuant to Section 2.05(b)(i), first, ratably to the L/C Borrowings and the Swing Line Loans, second, to the outstanding Revolving Loans, and, third, to Cash Collateralize the remaining L/C Obligations; and

(B)                                with respect to all amounts prepaid pursuant to Sections 2.05(b)(ii) and (iii), to the Term Loan (to the remaining principal amortization payments in inverse order of maturity).

Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Rate Loans in direct order of Interest Period maturities.  All prepayments under this Section 2.05(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

2.06                        Termination or Reduction of Commitments.

(a)                                  Aggregate Revolving Commitments.  The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments to an amount not less than the Total Revolving Outstandings; provided that (i) any such notice shall be received by the Administrative Agent not later than 12:00 noon five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) if, after giving effect to any reduction of the Aggregate Revolving Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Commitments, such sublimit shall be automatically reduced by the amount of such excess.  The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Revolving Commitments.  Any reduction of the Aggregate Revolving Commitments shall be applied to the Revolving Commitment of each Lender according to its Applicable Percentage.  All fees accrued with respect thereto until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination.

(b)                                 Term Loan Commitments.  All unfunded Term Loan Commitments shall automatically (and without notice) terminate on December 31, 2010.

2.07                        Repayment of Loans.

(a)                                  Revolving Loans.  The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of all Revolving Loans outstanding on such date.

(b)                                 Swing Line Loans.  The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Swing Line Loan is made and (ii) the Maturity Date.

(c)                                  Term Loan.  The Borrower shall repay the outstanding principal amount of the Term Loan in installments on the dates and in the amounts set forth in the table below (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05), unless accelerated sooner pursuant to Section 9.02:

Payment Dates	Principal Amortization Payment

March 31, 2011	$2,500,000
June 30, 2011	$2,500,000
September 30, 2011	$2,500,000
December 31, 2011	$2,500,000
March 31, 2012	$2,500,000
June 30, 2012	$2,500,000
September 30, 2012	$2,500,000
December 31, 2012	$2,500,000
March 31, 2013	$2,500,000
June 30, 2013	$2,500,000
September 30, 2013	$2,500,000
December 31, 2013	$2,500,000
March 31, 2014	$5,000,000
June 30, 2014	$5,000,000
September 30, 2014	$5,000,000
December 31, 2014	$5,000,000
March 31, 2015	$5,000,000
June 30, 2015	$5,000,000
September 30, 2015	$5,000,000
Maturity Date	balance

2.08                        Interest.

(a)                                  Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)                                 (i)                                     If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)                                  If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)                               Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)                              Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)                                  Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09                        Fees.

In addition to certain fees described in subsections (h) and (i) of Section 2.03:

(a)                                  Commitment Fee.  The Borrower shall pay to the Administrative Agent, for the account of each Lender in accordance with its Applicable Percentage, a commitment fee equal to the product of (i) the Applicable Rate times (ii) the actual daily amount by which the Aggregate Revolving Commitments exceed the sum of (y) the Outstanding Amount of Revolving Loans and (z) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.  For purposes of clarification, Swing Line Loans shall not be considered outstanding for purposes of determining the unused portion of the Aggregate Revolving Commitments.

(b)                                 Fee Letter.  The Borrower shall pay to Merrill and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10                        Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a)                                  All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Base Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)                                 If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Consolidated Net Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Net Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.  This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(h) or 2.08(b) or under Article IX.  The Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Revolving Commitments and the repayment of all other Obligations hereunder.

2.11                        Evidence of Debt.

(a)                                  The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each such promissory note shall be in the form of Exhibit 2.11(a) (a “Note”).  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)                                 In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12                        Payments Generally; Administrative Agent’s Clawback.

(a)                                  General.  All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)                                 (i)                                     Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the

Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)                                  Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)                                 Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)                                 Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e)                                  Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)                                    Insufficient Funds.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

2.13                        Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in

L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)                                     if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)                                  the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.14, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to any Loan Party or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14                        Cash Collateral.

(a)                                 Certain Credit Support Events.  Upon the request of the Administrative Agent or the L/C Issuer (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the date three Business Days prior to the Maturity Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations.  At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the L/C Issuer or the Swing Line Lender, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b)                                Grant of Security Interest.  All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.  The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant

Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c)                                 Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.04, 2.05, 2.15 or 9.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d)                                Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.14 may be otherwise applied in accordance with Section 9.03), and (y) the Person providing Cash Collateral and the L/C Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.15                        Defaulting Lenders.

(a)                                 Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)                                     Waivers and Amendments.  That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01.

(ii)                                  Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 11.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 5.02 (and, if applicable, Section 5.03) were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)                               Certain Fees.  That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(h).

(iv)                              Reallocation of Applicable Percentages to Reduce Fronting Exposure.  During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and 2.04, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Revolving Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Revolving Loans of that Lender.

(b)                                Defaulting Lender Cure.  If the Borrower, the Administrative Agent, the Swing Line Lender and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01                        Taxes.

(a)                                  Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.  (i) Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes.  If, however, applicable Laws require any Loan Party or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by such Loan Party or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)                                  If the Loan Parties or the Administrative Agent shall be required by the Internal Revenue Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Internal Revenue Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Loan Parties shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, any Lender or the L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)                                 Payment of Other Taxes by the Loan Parties.  Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

(c)                                  Tax Indemnification.  (i) Without limiting the provisions of subsection (a) or (b) above, the Loan Parties shall, and do hereby, indemnify the Administrative Agent, each Lender and the L/C Issuer, and shall make payment in respect thereof within ten days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Loan Parties or the Administrative Agent or paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  The Loan Parties shall also, and do hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within ten days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection.  A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(ii)                                  Without limiting the provisions of subsection (a) or (b) above, each Lender and the L/C Issuer shall, and does hereby, indemnify the Loan Parties and the Administrative Agent, and shall make payment in respect thereof within ten days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrower or the Administrative Agent) incurred by or asserted against the Borrower or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender or the L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or the L/C Issuer, as the case may be, to the Borrower or the Administrative Agent pursuant to subsection (e).  Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).  The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d)                                 Evidence of Payments.  Upon request by any Loan Party or the Administrative Agent, as the case may be, after any payment of Taxes by such Loan Party or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, such Loan Party shall deliver to the Administrative Agent or the Administrative Agent shall deliver to such Loan Party, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Law to report such payment or other evidence of such payment reasonably satisfactory to such Loan Party or the Administrative Agent, as the case may be.

(e)                                  Status of Lenders; Tax Documentation.  (i) Each Lender shall deliver to the Borrower and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.

(ii)                                  Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States,

(A)                             any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code shall deliver to the Borrower and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(B)                                each Foreign Lender that is entitled under the Internal Revenue Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(I)                                    executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II)                                executed originals of Internal Revenue Service Form W-8ECI,

(III)                            executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,

(IV)                            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Internal Revenue Code and (y) executed originals of  Internal Revenue Service Form W-8BEN, or

(V)                                executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii)                               Each Lender shall promptly (A) notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.

(f)                                    Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be.  If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative

Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

3.02                        Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Base Rate, or to determine or charge interest rates based upon the Eurodollar Base Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Base Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Base Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist (which notice such Lender agrees to provide promptly once the circumstances giving rise to such determination no longer exist).  Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all of such Lender’s Eurodollar Rate Loans to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Base Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Base Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Base Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal  for such Lender to determine or charge interest rates based upon the Eurodollar Base Rate.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03                        Inability to Determine Rates.

If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (c) the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with a Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly notify the Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Base Rate component of the Base Rate, the utilization of the Eurodollar Base Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the

Required Lenders) revokes such notice, which the Administrative Agent shall promptly do upon receipt of such instruction from the Required Lenders.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04                        Increased Costs.

(a)                                  Increased Costs Generally.  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate) or the L/C Issuer;

(ii)                                  subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

(iii)                               impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to the Eurodollar Base Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)                                 Capital Requirements.  If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c)                                  Certificates for Reimbursement.  A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten days after receipt thereof.

(d)                                 Delay in Requests.  Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05                        Compensation for Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)                                  any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)                                 any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurodollar Rate Loan on the date or in the amount notified by the Borrower;

(c)                                  any failure by the Borrower to reimburse a drawing under a Letter of Credit denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(d)                                 any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13; or

including any loss of anticipated profits, foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06                        Mitigation Obligations; Replacement of Lenders.

(a)                                  Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b)                                 Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 11.13.

3.07                        Survival.

All of the Loan Parties’ obligations under this Article III shall survive termination of the Aggregate Revolving Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV

GUARANTY

4.01                        The Guaranty.

Each of the Guarantors hereby jointly and severally guarantees to each Lender, the L/C Issuer, each Affiliate of a Lender that enters into a Swap Contract or a Treasury Management Agreement with any Loan Party or any Subsidiary, and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof.  The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, Swap Contracts or Treasury Management Agreements, the obligations of each Guarantor under this Agreement and the other Loan Documents shall not exceed an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under applicable Debtor Relief Laws.

4.02                        Obligations Unconditional.

The obligations of the Guarantors under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Obligations, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances.  Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article IV until such time as the Obligations have been paid in full and the Commitments have expired or terminated.  Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by Law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(a)                                  at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(b)                                 any of the acts mentioned in any of the provisions of any of the Loan Documents or other documents relating to the Obligations shall be done or omitted;

(c)                                  the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or other documents relating to the Obligations shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d)                                 any Lien granted to, or in favor of, the Administrative Agent or any other holder of the Obligations as security for any of the Obligations shall fail to attach or be perfected; or

(e)                                  any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any other holder of the Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other document relating to the Obligations, or against any other Person under any other guarantee of, or security for, any of the Obligations.

4.03                        Reinstatement.

The obligations of the Guarantors under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any Debtor Relief Law or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each other holder of the Obligations on demand for all reasonable costs and expenses (including, without limitation, the fees, charges and disbursements of counsel) incurred by the Administrative Agent or such holder of the Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.

4.04                        Certain Additional Waivers.

Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06.

4.05                        Remedies.

The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the other holders of the Obligations, on the other hand, the Obligations may be declared to be forthwith due and payable as specified in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances specified in said Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.01.  The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the holders of the Obligations may exercise their remedies thereunder in accordance with the terms thereof.

4.06                        Rights of Contribution.

The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable law.  Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Loan Documents and no Guarantor shall exercise such rights of contribution until all Obligations have been paid in full and the Commitments have terminated.

4.07                        Guarantee of Payment; Continuing Guarantee.

The guarantee in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

ARTICLE V

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

5.01                        Conditions to Initial Credit Extension.

The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to the following conditions precedent:

(a)                                 Loan Documents.  Receipt by the Administrative Agent of executed counterparts of this Agreement and the other Loan Documents, each properly executed by a Responsible Officer of the signing Loan Party and, in the case of this Agreement, by each Lender.

(b)                                 Opinions of Counsel.  Receipt by the Administrative Agent of favorable opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Closing Date, and in form and substance satisfactory to the Administrative Agent.

(c)                                  Organization Documents, Resolutions, Etc.  Receipt by the Administrative Agent of the following, in form and substance satisfactory to the Administrative Agent:

(i)                                     copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the Closing Date; and

(ii)                                  such certificates of resolutions or other action, incumbency certificates (including specimen signatures) and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party.

(d)                                 Good Standing Certificates.  Receipt by the Administrative Agent of such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, and, as applicable, in good standing and qualified to engage in business in its state of organization or formation.

(e)                                  Personal Property Collateral.  Receipt by the Administrative Agent of the following:

(i)                                     UCC-1 financing statements naming each Loan Party as debtor and the Administrative Agent as secured party, in appropriate form for filing thereof in the jurisdiction of organization of each such Loan Party;

(ii)                                  all certificates evidencing any certificated Equity Interests pledged to the Administrative Agent pursuant to, and as identified in, the Security Agreement, together with duly executed in blank, undated stock powers attached thereto (unless, with respect to the pledged Equity Interests of any Foreign Subsidiary, such stock powers are deemed unnecessary by the Administrative Agent in its reasonable discretion under the law of the jurisdiction of organization of such Person), subject to Section 7.15(b);

(iii)                               duly executed notices of grant of security interest in the form required by the Security Agreement as are necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the United States registered intellectual property of the Loan Parties identified on Schedule 6.17.

(f)                                    Evidence of Insurance.  Receipt by the Administrative Agent of copies of insurance policies or certificates of insurance of the Loan Parties evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents, including, but not limited to, naming the Administrative Agent as additional insured (in the case of liability insurance) or loss payee (in the case of hazard insurance) on behalf of the Lenders.

(g)                                 Notice of to Redeem Existing Senior Notes.  Receipt by the Administrative Agent of satisfactory evidence that the Borrower has delivered (or, substantially concurrently with the closing of this Agreement, will deliver) notices to redeem the Existing Senior Notes pursuant to the terms of the Existing Senior Note Indentures on or before December 31, 2010.

(h)                                 Termination of Existing Credit Agreement.  Receipt by the Administrative Agent of evidence reasonably satisfactory to the Administrative Agent that certain credit agreement, dated as December 27, 2006 among the Borrower, Quality Steel Limited, certain Domestic Subsidiaries of the Borrower, Bank of America, as agent, and the financial institutions party thereto shall have been repaid and terminated.

(i)                                     No Material Adverse Change.  There shall not have occurred a material adverse change since December 31, 2009 in the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

(j)                                     Closing Certificate.  Receipt by the Administrative Agent of a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Sections 5.01(i) and Sections 5.02(a) and (b) have been satisfied.

(k)                                  Fees.  Receipt by the Administrative Agent, Merrill and the Lenders of any fees required to be paid on or before the Closing Date.

(l)                                     Attorney Costs.  The Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent.

Without limiting the generality of the provisions of the last paragraph of Section 10.03, for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

5.02                        Conditions to all Credit Extensions.

The obligation of each Lender to honor any Request for Credit Extension is subject to the following conditions precedent:

(a)                                  The representations and warranties of each Loan Party contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

(b)                                 No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)                                  The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)                                 In the case of a Letter of Credit to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent or the L/C Issuer would make it impracticable for such Letter of Credit to be denominated in the relevant Alternative Currency.

Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

5.03                        Additional Conditions to Initial Borrowing of the Term Loan.

In addition to the requirements of Section 5.02, the obligation of each Lender to honor the initial Request for Credit Extension for the Borrowing of the Term Loan is subject to the following additional conditions precedent:

(a)                                  Evidence of Existing Senior Note Redemption.  Receipt by the Administrative Agent of satisfactory evidence that upon giving effect to the initial Borrowing of the Term Loan, funds shall have been deposited with the trustee(s) under the Existing Senior Note Indentures in an aggregate amount necessary to consummate the Existing Senior Note Redemption within five (5) Business Days following such Borrowing.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

The Loan Parties represent and warrant to the Administrative Agent and the Lenders that:

6.01                        Existence, Qualification and Power.

Each Loan Party and each Subsidiary (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.02                        Authorization; No Contravention.

The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries except to the extent that any such conflict, breach or contravention could not reasonably be expected to have a Material Adverse Effect or  (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

6.03                        Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document other than (a) those that have already been obtained and are in full force and effect and (b) filings to perfect the Liens created by the Collateral Documents.

6.04                        Binding Effect.

Each Loan Document has been duly executed and delivered by each Loan Party that is party thereto.  Each Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms.

6.05                        Financial Statements; No Material Adverse Effect.

(a)                                  The financial statements delivered pursuant to Sections 7.01(a) and 7.01(b) (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries in all material respects as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein (subject, in the case of unaudited financial statements, to the absence of footnotes and to normal year-end audit adjustments); and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b)                                 The Audited Financial Statements and the unaudited consolidated and consolidating financial statements of the Borrower and its Subsidiaries for the fiscal quarter ending September 30, 2010 (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries in all material respects as of the date thereof and their results of operations for the period covered thereby (subject, in the case of unaudited financial statements, to the absence of footnotes and to normal year-end audit adjustments); and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(c)                                  From the date of the Audited Financial Statements to and including the Closing Date, there has been no Disposition or any Involuntary Disposition of any material part of the business or property of the Loan Parties and their Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Equity Interests of any other Person) material in relation to the consolidated financial condition of the Loan Parties and their Subsidiaries, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.

(d)                                 Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

6.06                        Litigation.

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any Subsidiary or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or (b) could reasonably be expected to have a Material Adverse Effect.

6.07                        No Default.

(a)                                  No Loan Party nor any Subsidiary is in default under or with respect to any Contractual Obligation that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

(b)                                 No Default has occurred and is continuing.

6.08                        Ownership of Property.

Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.09                        Environmental Compliance.

Except as could not reasonably be expected to have a Material Adverse Effect:

(a)                                  Each of the facilities and real properties owned, leased or operated by any Loan Party or any Subsidiary (the “Facilities”) and all operations at the Facilities are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Facilities or the businesses operated by any Loan Party or any Subsidiary at such time (the “Businesses”), and there are no conditions relating to the Facilities or the Businesses that could give rise to liability under any applicable Environmental Laws.

(b)                                 None of the Facilities contains, or has previously contained, any Hazardous Materials at, on or under the Facilities in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

(c)                                  No Loan Party nor any Subsidiary has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Facilities or the Businesses, nor does any Responsible Officer of any Loan Party have knowledge or reason to believe that any such notice will be received or is being threatened.

(d)                                 Hazardous Materials have not been transported or disposed of from the Facilities, or generated, treated, stored or disposed of at, on or under any of the Facilities or any other location, in each case by or on behalf of any Loan Party or any Subsidiary in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

(e)                                  No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Responsible Officers of the Loan Parties, threatened, under any Environmental Law to which any Loan Party or any Subsidiary is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Loan Party, any Subsidiary, the Facilities or the Businesses.

(f)                                    There has been no release or threat of release of Hazardous Materials at or from the Facilities, or arising from or related to the operations (including, without limitation, disposal) of any Loan Party or any Subsidiary in connection with the Facilities or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

6.10                        Insurance.

The properties of the Loan Parties and their Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary operates.  The property and general liability insurance coverage of the Loan Parties as in effect on the Closing Date is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 6.10.

6.11                        Taxes.

Each Loan Party and its Subsidiaries have filed all federal income tax returns required to be filed, all other material federal tax returns and reports required to be filed and all material state, local and foreign tax returns and reports required to be filed, and have paid all material Taxes due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.  There is no proposed tax assessment against any Loan Party or any Subsidiary that would, if made, have a Material Adverse Effect.  No Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.

6.12                        ERISA Compliance.

(a)                                  (i) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state Laws; and (ii) each Plan (other than a Multiemployer Plan) that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code (A) is the subject of an unrevoked favorable determination letter from the IRS with respect to such Plan’s qualified status under the Internal Revenue Code, (B) has a request for such a determination letter pending with the IRS or has remaining a period of time under the Code or applicable Treasury regulations or IRS pronouncements in which to request, and make any amendments necessary to obtain, such a determination letter from the IRS, or (C) is a prototype or volume submitter plan entitled, under applicable IRS guidance, to rely on the favorable opinion or advisory letter issued by the IRS to the sponsor of such prototype or volume submitter plan, and, to the best knowledge of the Loan Parties, nothing has occurred that reasonably would be expected to prevent or cause the loss of such tax-qualified status so as to result in a material liability to the Borrower.

(b)                                 There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)                                  Except as would not have a Material Adverse Effect:  (i)  No ERISA Event has occurred, and no Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained with respect to any Pension Plan; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Internal Revenue Code) is 60% or higher and no Loan Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) no Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are delinquent; (v) no Loan Party nor any ERISA Affiliate has engaged in a transaction that would be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and, to the best knowledge of the Loan Parties, no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d)                                 No Loan Party nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (A) on the Closing Date, those listed on Schedule 6.12 and (B) thereafter, Pension Plans not otherwise prohibited by this Agreement.

(e)                                  To the extent any representation in this Section 6.12 applies to any Multiemployer Plan or Multiple Employer Plan, it is made only to the best knowledge of the Loan Parties.

6.13                        Subsidiaries.

Set forth on Schedule 6.13 is a complete and accurate list as of the Closing Date of each Subsidiary of any Loan Party, together with (i) jurisdiction of organization, (ii) number of shares of each class of Equity Interests outstanding, and (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by any Loan Party or any Subsidiary.  The outstanding Equity Interests of each Subsidiary of any Loan Party are validly issued, fully paid and non-assessable.

6.14                        Margin Regulations; Investment Company Act.

(a)                                  The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.  Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 8.01 or Section 8.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 9.01(e) will be margin stock.

(b)                                 None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

6.15                        Disclosure.

Each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

6.16                        Compliance with Laws.

Each Loan Party and Subsidiary is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.17                        Intellectual Property; Licenses, Etc.

Each Loan Party and each Subsidiary owns, or possesses the legal right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses.  Set forth on Schedule 6.17 is a list of all IP Rights (other than non-exclusive licenses of commercially available software) that are (a) registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and (b) owned by each Loan Party as of the Closing Date.  Except for such claims and infringements that could not reasonably be expected to have a Material Adverse Effect, no claim has been asserted and is pending by any Person challenging or questioning the use by any Loan Party or any Subsidiary of any IP Rights or the validity or effectiveness of any owned IP Rights, nor does any Loan Party know of any such claim, and, to the knowledge of the Responsible Officers of the Loan Parties, the use of any IP Rights by any Loan Party or any Subsidiary or the granting of a right or a license in respect of any IP Rights from any Loan Party or any Subsidiary does not infringe on the rights of any Person.  As of the Closing Date, none of the IP Rights owned by any Loan Party is subject to any licensing agreement or similar arrangement except (i) for licenses and similar agreements among the Borrower and its Subsidiaries, (ii) non-exclusive licenses of commercially available software, (iii) nonexclusive licenses and similar arrangements granted in the ordinary course of business to manufacturers of products for the Borrower and its Subsidiaries and (iv) as set forth on Schedule 6.17.

6.18                        Solvency.

The Borrower is Solvent, and the Loan Parties are Solvent on a consolidated basis.

6.19                        Perfection of Security Interests in the Collateral.

The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are, to the extent required by the Collateral Documents, perfected security interests and Liens, prior to all other Liens other than Permitted Liens.

6.20                        Business Locations; Taxpayer Identification Number.

Set forth on Schedule 6.20(a) is a list of all real property located in the United States that is owned or leased by any Loan Party as of the Closing Date.  Set forth on Schedule 6.20(b) is a list of all locations where any tangible personal property of any Loan Party is located as of the Closing Date.  Set forth on Schedule 6.20(c) is the chief executive office, exact legal name, U.S. tax payer identification number and organizational identification number of each Loan Party as of the Closing Date.  Except as set forth on Schedule 6.20(d), no Loan Party has during the five years preceding the Closing Date (i) changed its legal name, (ii) changed its state of formation or (iii) been party to a merger, consolidation or other change in structure. Set forth on Schedule 6.20(e), is a list of each deposit and investment account of each Loan Party as of the Closing Date.

6.21                        Labor Matters.

As of the Closing Date, there are no collective bargaining agreements or Multiemployer Plans covering the employees of any Loan Party or any Subsidiary.  No Loan Party nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty in the five years preceding the Closing Date.

ARTICLE VII

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each Loan Party shall and shall cause each Subsidiary to:

7.01                        Financial Statements.

Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)                                  as soon as available, but in any event within ninety days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

(b)                                 as soon as available, but in any event within forty-five days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity, and cash flows for such fiscal quarter and the portion of the Borrower’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 7.02(d), the Borrower shall not be separately required to furnish such information under Section 7.01(a) or 7.01(b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in Section 7.01(a) or 7.01(b) above at the times specified therein.

7.02                        Certificates; Other Information.

Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)                                  concurrently with the delivery of the financial statements referred to in Section 7.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default under the financial covenants set forth herein or, if any such Default shall exist, stating the nature and status of such event;

(b)                                 concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and 7.01(b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower which shall include such supplements to Schedules 6.13, 6.17, 6.20(a), 6.20(b), 6.20(c), 6.20(d) and 6.20(e), as are necessary such that, as supplemented, such Schedules would be accurate and complete as of the date of such Compliance Certificate (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(c)                                  not later than 60 days after the beginning of each fiscal year of the Borrower, commencing with the fiscal year beginning January 1, 2011, an annual business plan and budget of the Borrower and its Subsidiaries containing, among other things, pro forma financial statements for each quarter of such fiscal year;

(d)                                 promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the equityholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower or any Subsidiary may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(e)                                  promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Subsidiary pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 7.01 or any other clause of this Section 7.02;

(f)                                    promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof; and

(g)                                 promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 7.01(a) or (b) or Section 7.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or Merrill will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, Merrill, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Side Information;” and (z) the Administrative Agent and Merrill shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform that is not marked as

“Public Side Information.”  Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”

7.03                        Notices.

Promptly upon a Responsible Officer becoming aware thereof, notify the Administrative Agent and each Lender of:

(a)                                  the occurrence of any Default.

(b)                                 any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)                                  the occurrence of any ERISA Event.

(d)                                 any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary.

(e)                                  the occurrence of any Disposition, Involuntary Disposition or Debt Issuance, in each case, for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b).

Each notice pursuant to this Section 7.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

7.04                        Payment of Taxes.

Pay and discharge, as the same shall become due and payable, all its federal income and other material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Loan Party or such Subsidiary.

7.05                        Preservation of Existence, Etc.

(a)                                  Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 or 8.05.

(b)                                 Take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c)                                  Preserve or renew all of its IP Rights, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

7.06                        Maintenance of Properties.

(a)                                  Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted.

(b)                                 Make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c)                                  Use the standard of care typical in the industry in the operation and maintenance of its facilities.

7.07                        Maintenance of Insurance.

(a)                                  Maintain in full force and effect insurance (including worker’s compensation insurance, liability insurance, casualty insurance and business interruption insurance) with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Party or such Subsidiary operates.

(b)                                 Cause the Administrative Agent to be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing liability coverage or coverage in respect of any Collateral, and cause each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty days prior written notice before any such policy or policies shall be altered or canceled.

7.08                        Compliance with Laws.

Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

7.09                        Books and Records.

(a)                                 Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Loan Party or such Subsidiary, as the case may be.

(b)                                 Maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Loan Party or such Subsidiary, as the case may be.

7.10                        Inspection Rights.

Permit representatives and independent contractors of the Administrative Agent (who may be accompanied by any Lender(s)) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, with the first two such visits/inspections during any fiscal year of the Borrower at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

7.11                        Use of Proceeds.

Use the proceeds of the Credit Extensions (a) to finance working capital, capital expenditures and other lawful corporate purposes, and (b) to refinance certain existing Indebtedness, provided that (i) the proceeds of the Term Loan shall only be used to consummate the Existing Senior Note Redemption and (ii) in no event shall the proceeds of the Credit Extensions be used in contravention of any Law or of any Loan Document.

7.12                        ERISA Compliance.

Do, and cause each of its ERISA Affiliates to do, each of the following, where the failure to do so could reasonably be expected to have a Material Adverse Effect: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state law; (b) cause each Plan that is qualified under Section 401(a) of the Internal Revenue Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412, Section 430 or Section 431 of the Internal Revenue Code.

7.13                        Additional Subsidiaries.

Within thirty days after the acquisition or formation of any Subsidiary:

(a)                                  notify the Administrative Agent thereof in writing, together with the (i) jurisdiction of formation, (ii) number of shares of each class of Equity Interests outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Borrower or any Subsidiary and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto; and

(b)                                 if such Subsidiary is a Domestic Subsidiary, cause such Person to (i) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall deem appropriate for such purpose, and (ii) upon the request of the Administrative Agent in its sole discretion, deliver to the Administrative Agent such Organization Documents, resolutions and favorable opinions of counsel, all in form, content and scope reasonably satisfactory to the Administrative Agent.

7.14                        Pledged Assets.

(a)                                  Equity Interests.  Cause (i) 100% of the issued and outstanding Equity Interests of each Domestic Subsidiary and (ii) 65% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (B) could not reasonably be expected to cause any adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary directly owned by any Loan Party to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Collateral Documents, together with opinions of counsel  and any filings and deliveries reasonably necessary in connection therewith to perfect the security interests therein, all in form and substance reasonably satisfactory to the

Administrative Agent.  Notwithstanding the forgoing, with respect to pledges of Equity Interests of Foreign Subsidiaries, the Loan Parties shall not be required to deliver pledge agreements governed by the Laws of the jurisdiction of organization of the applicable Foreign Subsidiaries (and related opinions of foreign counsel) unless (i) such Foreign Subsidiary (together with its Subsidiaries on a subconsolidated basis) has assets representing more than 5% of consolidated total assets of the Borrower and its Subsidiaries and (ii) the Administrative Agent or the Required Lenders have so requested such pledge agreements and opinions in writing.

(b)                                 Other Property.  (i) Cause all personal property (other than Excluded Property) of each Loan Party to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent to secure the Obligations pursuant to the terms and conditions of the Collateral Documents, subject in any case to Permitted Liens and (ii) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, landlord’s waivers (to the extent available using commercially reasonable efforts), certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Administrative Agent’s Liens thereunder) and other items of the types required to be delivered pursuant to Section 5.01(e), all in form, content and scope reasonably satisfactory to the Administrative Agent.

7.15                        Post-Closing Foreign Subsidiary Pledges.

To the extent not delivered on the Closing Date,

(a)                                  on or before March 31, 2011 (or such later date as agreed by the Administrative Agent in its sole discretion), deliver pledge agreements governed by the Laws of the jurisdiction of organization of each of the following Foreign Subsidiaries (together with opinions of foreign counsel) with respect to the pledge of Equity Interests of such Foreign Subsidiaries (subject to the percentage limitation set forth in Section 7.14(a)):  (a)  ESCO (UK) Holdings (Ltd), (b) ESCO Canada Finance Co. Inc., (c) ESCO GP, Ltd., (d) ESCO Australia Holdings Pty Ltd. and (e) ESCO International Holdings SPRL; and

(c)                                  within 45 days of the Closing Date (or such later date as agreed by the Administrative Agent in its sole discretion), deliver certificates evidencing any certificated Equity Interests in Foreign Subsidiaries pledged to the Administrative Agent pursuant to, and as identified in, the Security Agreement, together with duly executed in blank, undated stock powers attached thereto.

ARTICLE VIII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

8.01                        Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)                                  Liens pursuant to any Loan Document;

(b)                                 Liens existing on the date hereof and listed on Schedule 8.01 and any renewals or extensions thereof, provided that the property covered thereby is not changed;

(c)                                  Liens (other than Liens imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)                                 statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;

(e)                                  pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)                                    deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)                                 easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)                                 Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 9.01(h);

(i)                                     Liens securing Indebtedness permitted under Section 8.03(e) or Section 8.03(g); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and the proceeds thereof and (ii) such Liens attach to such property concurrently with or within ninety days after the acquisition thereof;

(j)                                     leases or subleases granted to others not interfering in any material respect with the business of any Loan Party or any Subsidiary;

(k)                                  any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;

(l)                                     Liens on assets of Foreign Subsidiaries securing Indebtedness permitted under Section 8.03(f);

(m)                               normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(n)                                 Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(o)                                 Liens securing Indebtedness permitted in Section 8.03(k); provided that such Liens do not at any time encumber any property other than the property (and proceeds) subject to such Liens at the time the Indebtedness secured by such Lien was acquired or assumed;

(p)                                 Liens of sellers of goods to the Borrower and any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable Law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

(q)                                 Liens granted by Subsidiaries that are not Loan Parties in favor of Loan Parties; and

(r)                                    Liens not otherwise permitted by this Section so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) $10,000,000 at any one time.

8.02                        Investments.

Make any Investments, except:

(a)                                  Investments held in the form of cash or Cash Equivalents;

(b)                                 Investments existing as of the Closing Date and set forth on Schedule 8.02;

(c)                                  Investments in any Person that is a Loan Party prior to giving effect to such Investment;

(d)                                 Investments by any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party;

(e)                                  Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(f)                                    Guarantees that are not otherwise prohibited by this Agreement;

(g)                                 Permitted Acquisitions (including any Investments held by the acquired Person at the time of any such Permitted Acquisition, provided that such Investment was not made in contemplation or anticipation of such Permitted Acquisition);

(h)                                 advances to officers, directors and employees of the Borrower and its Subsidiaries in an aggregate amount not to exceed $2,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes; and

(i)                                     Investments of a nature not contemplated in the foregoing subsections so long as:  (i) with respect to any such Investment, no Default shall exist immediately prior to or after giving effect to such Investment and (ii) the aggregate amount of all such Investments during any fiscal year of the Borrower shall not exceed 10% of consolidated total assets of the Borrower and its Subsidiaries as of the last day of the immediately preceding fiscal year, provided that commencing with the fiscal year beginning on January 1, 2012 and for each fiscal year thereafter, unused amounts available to be invested pursuant to this Section 8.02(i) for the immediately preceding fiscal year may be carried forward and invested during the current fiscal year.

8.03                        Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness, except:

(a)                                  Indebtedness under the Loan Documents;

(b)                                 Indebtedness set forth on Schedule 8.03 (and renewals, refinancings and extensions thereof); provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, renewal or extension are no less favorable in any material respect to the Loan Parties and their Subsidiaries or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(c)                                  intercompany Indebtedness to the extent that the making of the loans or advances to the applicable obligor is not prohibited by Section 8.02;

(d)                                 obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(e)                                  purchase money Indebtedness (including obligations in respect of Capital Leases) hereafter incurred to finance the purchase of fixed assets, and renewals, refinancings and extensions thereof, provided that (i) the aggregate outstanding principal amount of all such Indebtedness shall not exceed $30,000,000 at any one time outstanding; and (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed, including the cost of transportation and installation of the asset(s) financed;

(f)                                    Indebtedness of Foreign Subsidiaries in an aggregate principal amount not to exceed $50,000,000 at any one time outstanding (of which not more than $30,000,000 may be secured by Liens on property of such Foreign Subsidiaries permitted by Section 8.01(l));

(g)                                 purchase money Indebtedness hereafter incurred to finance the purchase of real property, and renewals, refinancings and extensions thereof, provided that (i) the aggregate outstanding principal amount of all such Indebtedness shall not exceed $25,000,000 at any one time outstanding; and (ii) such Indebtedness when incurred shall not exceed the purchase price of the real property financed;

(h)                                 unsecured Indebtedness of the Borrower not otherwise permitted under this Section 8.03; provided that after giving effect to the incurrence thereof (i) no Event of Default shall exist and (ii) the

Loan Parties are in compliance with the financial covenants set forth in Section 8.11 on a Pro Forma Basis and the Consolidated Net Leverage Ratio as so calculated is at least 0.25 less than the maximum then permitted under Section 8.11(a));

(i)                                     Guarantees with respect to Indebtedness permitted under this Section 8.03; provided that any such Guarantee given by a Loan Party in support of Indebtedness of a Subsidiary that is not a Loan Party must be permitted by Section 8.02(i);

(j)                                     to the extent constituting Indebtedness, obligations of the Borrower to redeem or repurchase its Equity Interests as described in Sections 8.06(c) and 8.06(d); and

(k)                                  Indebtedness of the type described in Section 8.03(e) of any Person that becomes a Subsidiary after the Closing Date as a result of a Permitted Acquisition or otherwise assumed by the Borrower or any of its Subsidiaries in connection with a Permitted Acquisition, provided that such Indebtedness (and any Guarantees thereof) exists at the time of such Permitted Acquisition, and is not created in contemplation of or in connection with such Permitted Acquisition.

8.04                        Fundamental Changes.

Merge, dissolve, liquidate or consolidate with or into another Person, except that so long as no Default exists or would result therefrom, (a) the Borrower may merge or consolidate with any of its Subsidiaries provided that the Borrower is the continuing or surviving Person, (b) any Subsidiary may merge or consolidate with any other Subsidiary provided that if a Loan Party is a party to such transaction, the continuing or surviving Person is a Loan Party, (c) the Borrower or any Subsidiary may merge with any other Person in connection with a Permitted Acquisition provided that (i) if the Borrower is a party to such transaction, the Borrower is the continuing or surviving Person and (ii) if a Loan Party is a party to such transaction, such Loan Party is the surviving Person, (d) any Subsidiary may dissolve, liquidate or wind up its affairs at any time provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected have a Material Adverse Effect and (e) any Investment permitted by Section 8.02 may be structured as a merger, consolidation or amalgamation.

8.05                        Dispositions.

Make any Disposition except:

(a)                                  Permitted Transfers; and

(b)                                 other Dispositions so long as (i) at least 70% of the consideration paid in connection therewith shall be cash or Cash Equivalents paid contemporaneous with consummation of the transaction and shall be in an amount not less than the fair market value of the property disposed of, provided, however, that the 70% cash or Cash Equivalents consideration requirement shall not apply to individual Dispositions for consideration less than $7,500,000 so long as the aggregate outstanding principal amount of all accounts and notes receivable payable to the Borrower or any Subsidiary in connection with the seller financing of all Dispositions does not exceed $15,000,000 after giving effect to any proposed Disposition and (B) the consideration paid in connection therewith shall be in an amount not less than the fair market value of the property disposed of, (ii) if such transaction is a Sale and Leaseback Transaction, such transaction is not prohibited by the terms of Section 8.15, (iii) such transaction does not involve the sale or other disposition of a minority equity interest in any Subsidiary, (iv) such transaction does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other property concurrently being disposed of in a transaction otherwise permitted under this Section 8.05, and (v) the aggregate net book value of all of the assets sold or otherwise disposed of by the Loan Parties and their Subsidiaries after the Closing Date in all such transactions pursuant to this Section 8.05(b) shall not exceed 15% of consolidated total assets of the Borrower and its Subsidiaries (as determined by reference to the most recent financial statements delivered pursuant to Section 7.01).

8.06                        Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a)                                  each Subsidiary may make Restricted Payments to Persons that own Equity Interests in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b)                                 each Loan Party and each Subsidiary may declare and make dividend payments or other distributions payable solely in common Equity Interests of such Person;

(c)                                  the Borrower may purchase, redeem, retire, defease or make other payments in respect of the 2,598 shares of its Equity Interests or any warrant, right or option to acquire such Equity Interests pursuant to certain Stock Purchase Agreements (Restated) between the Borrower and certain owners of Equity Interests, as in effect on the Closing Date;

(d)                                 no Default exists immediately prior and after giving effect thereto, the Borrower may purchase, redeem, retire, defease any of its Equity Interests pursuant to certain Restated Stock Transfer Restriction Agreements between the Borrower and certain owners of Equity Interests; or

(e)                                  the Borrower may pay quarterly cash dividends to the ESOP with respect to the Borrower’s Class C Preferred Stock and additional contributions from the Borrower to the ESOP in an aggregate amount not to exceed $30,000,000 for any fiscal year of the Borrower, provided that within five Business Days of making such payment the Borrower receives a payment in cash from the ESOP as a payment of principal, interest or other charges on Indebtedness of the ESOP to the Borrower; and

(f)                                    the Borrower may make other Restricted Payments so long as (i) no Default exists immediately prior and after giving effect thereto and (ii) upon giving effect to such Restricted Payment, (A) the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 on a Pro Forma Basis and (B) the Consolidated Net Leverage Ratio as so calculated is at least 0.25 less than the maximum then permitted under Section 8.11(a) (and, in the case of any Restricted Payment in excess of $10,000,000, the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate with respect thereto).

8.07                        Change in Nature of Business.

Engage in any material line of business substantially different from those lines of business conducted by the Loan Parties and their Subsidiaries on the Closing Date or any business reasonably related or incidental thereto.

8.08                        Transactions with Affiliates and Insiders.

Enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person other than (a) advances of working capital to any Loan Party, (b) transfers of cash and assets to any Loan Party, (c) intercompany transactions not prohibited by this Agreement, (d) normal and reasonable compensation and reimbursement of expenses of officers and directors and (e) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person’s business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director or Affiliate.

8.09                        Burdensome Agreements.

Enter into, or permit to exist, any Contractual Obligation that (a) encumbers or restricts the ability of any such Person to (i) make Restricted Payments to any Loan Party, (ii) pay any Indebtedness or other obligation owed to any Loan Party, (iii) make loans or advances to any Loan Party, (iv) transfer any of its property to any Loan Party, (v) pledge its property pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (vi) act as a Loan Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (i)-(v) above) for (1) this Agreement and the other Loan Documents, (2) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(e), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (3) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (4) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 8.05 pending the consummation of such sale, or (5) for periods prior to the Existing Senior Note Redemption, the Existing Senior Note Indentures or (b) requires the grant of any security for any obligation if such property is given as security for the Obligations.

8.10                        Use of Proceeds.

Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

8.11                        Financial Covenants.

(a)                                  Consolidated Net Leverage Ratio.  Permit the Consolidated Net Leverage Ratio as of the end of any fiscal quarter of the Borrower set forth below to be greater than the ratio corresponding to such fiscal quarter:

Calendar Year	March 31	June 30	September 30	December 31
2010	N/A	N/A	N/A	3.50 to 1.00
2011	3.50 to 1.00	3.50 to 1.00	3.50 to 1.00	3.50 to 1.00
2012	3.50 to 1.00	3.50 to 1.00	3.50 to 1.00	3.50 to 1.00
2013	3.50 to 1.00	3.50 to 1.00	3.50 to 1.00	3.25 to 1.00
thereafter	3.25 to 1.00	3.25 to 1.00	3.25 to 1.00	3.25 to 1.00

(b)                                 Consolidated Fixed Charge Coverage Ratio.  Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 1.25 to 1.00.

8.12                        Prepayment of Other Indebtedness, Etc.

(a)                                  If any Event of Default exists, amend or modify any of the terms of any Indebtedness of any Loan Party or any Subsidiary owing to any non-Affiliate if such amendment or modification would add or change any terms in a manner materially adverse to any Loan Party or any Subsidiary, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto; provided that (i) in connection with any extension of the maturity date of such Indebtedness, the interest rate may be increased so long as it is not increased to a rate that does not exceed the then applicable market interest rate and (ii) no amendments or modifications may be made in respect of any Indebtedness that is subordinated to the Obligations unless permitted by the subordination agreement or subordination provisions applicable to such Indebtedness.

(b)                                 If any Event of Default exists, make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Indebtedness of any Loan Party or any Subsidiary to any non-Affiliate; provided, however, (i) the Borrower may redeem the Existing Senior Notes within two (2) Business Days following the Closing Date and (ii) no payments may be made in respect of any Indebtedness that is subordinated to the Obligations unless permitted by the subordination agreement or subordination provisions applicable to such Indebtedness.

8.13                        Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity.

(a)                                  Amend, modify or change its Organization Documents in a manner adverse to the Lenders.

(b)                                 Change its fiscal year.

(c)                                  Without providing ten days prior written notice to the Administrative Agent, permit any Loan Party to change its name, state of formation or form of organization.

8.14                        Sale Leasebacks.

Enter into any Sale and Leaseback Transaction.

ARTICLE IX

EVENTS OF DEFAULT AND REMEDIES

9.01                        Events of Default.

Any of the following shall constitute an Event of Default:

(a)                                  Non-Payment.  Any Loan Party fails to pay (i) when and as required to be paid herein and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)                                 Specific Covenants.  Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 7.01, 7.02, 7.03, 7.05(a), 7.10 or 7.11 or Article VIII; or

(c)                                  Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty days after the earlier of the date on which (i) a Responsible Officer of a Loan Party becomes aware of such failure or (ii) notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

(d)                                 Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or

(e)                                  Cross-Default.  (i) Any Loan Party or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate outstanding principal amount of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Loan Party or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Loan Party or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)                                    Insolvency Proceedings, Etc.  Any Loan Party or any Subsidiary (other than an Immaterial Foreign Subsidiary) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding; or

(g)                                 Inability to Pay Debts; Attachment.  (i) Any Loan Party or any Subsidiary (other than an Immaterial Foreign Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty days after its issue or levy; or

(h)                                 Judgments.  There is entered against any Loan Party or any Subsidiary (other than an Immaterial Foreign Subsidiary) (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of the claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of twenty consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)                                     ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)                                     Invalidity of Loan Documents.  Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document;

(k)                                  Change of Control.  There occurs any Change of Control; or

(l)                                     Existing Senior Note Redemption.  The Existing Senior Note Redemption shall not have occurred within five (5) Business Days following the initial Borrowing of the Term Loan.

9.02                        Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)                                  declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)                                 declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)                                  require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d)                                 exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents or applicable Law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

9.03                        Application of Funds.

After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and L/C Borrowings and fees, premiums and scheduled periodic payments, and any interest accrued thereon, due under any Swap Contract between any Loan Party or any Subsidiary and any Lender, or any Affiliate of a Lender, to the extent such Swap Contract is permitted by Section 8.03(d), ratably among the Lenders (and, in the case of such Swap Contracts, Affiliates of Lenders) and the L/C Issuer in proportion to the respective amounts described in this clause Third held by them;

Fourth, to (a) payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, (b) payment of breakage, termination or other payments, and any interest accrued thereon, due under any Swap Contract between any Loan Party or any Subsidiary and any Lender, or any Affiliate of a Lender, to the extent such Swap Contract is permitted by Section 8.03(d), (c) payments of amounts due under any Treasury Management Agreement between any Loan Party or any Subsidiary and any Lender, or any Affiliate of a Lender and (d) Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Lenders (and, in the case of such Swap Contracts and Treasury Management Agreements, Affiliates of Lenders) and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE X

ADMINISTRATIVE AGENT

10.01                 Appointment and Authority.

Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and no Loan Party shall have rights as a third party beneficiary of any of such provisions.

10.02                 Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.03                 Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)                                  shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)                                 shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)                                  shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.04                 Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.05                 Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

10.06                 Resignation of Administrative Agent.

The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

10.07                 Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.08                 No Other Duties; Etc.

Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, syndication agents, documentation agents or co-agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

10.09                 Administrative Agent May File Proofs of Claim.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)                                  to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations arising under the Loan Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 11.04) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

10.10                 Collateral and Guaranty Matters.

The Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)                                  to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Revolving Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (ii) that is transferred or to be transferred as part of or in connection with any Disposition permitted hereunder or under any other Loan Document or any Involuntary Disposition, or (iii) as approved in accordance with Section 11.01;

(b)                                 to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.01(i); and

(c)                                  to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 10.10.

Upon termination of the Aggregate Revolving Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), all Guarantors shall be released from their obligations under the Guaranty and the Guaranty shall terminate, all without delivery of any instrument or performance of any act by any party.  At the request and sole expense of the Borrower or any Guarantor following any such termination, the Administrative Agent shall execute and deliver documents reasonably requested by the Borrower or any Guarantor to evidence the termination.

At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder upon such Guarantor ceasing to be a Subsidiary as a result of a transaction permitted hereunder; provided that the Borrower shall have delivered to the Administrative Agent, at least three Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor, together with a certification by the Borrower stating that such transaction is in compliance with this Agreement.

ARTICLE XI

MISCELLANEOUS

11.01                 Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, further, that

(a)                                 no such amendment, waiver or consent shall:

(i)                                     extend or increase the Commitment of a Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender whose Commitment is being extended or increased (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.02 or of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);

(ii)                                  postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled reduction of the Commitments hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment or whose Commitments are to be reduced;

(iii)                               reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (i) of the final proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such amount; provided, however, that (A) only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (B) only the consent of the Required Lenders and the Loan Parties shall be necessary to amend the definition of “Default Rate” or amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(iv)                              change Section 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;

(v)                                 change any provision of this Section 11.01(a) or the definition of “Required Lenders” without the written consent of each Lender directly affected thereby;

(vi)                              release all or substantially all of the Collateral without the written consent of each Lender whose Obligations are secured by such Collateral;

(vii)                           release the Borrower without the consent of each Lender, or, except in connection with a transaction permitted under Section 8.04 or Section 8.05, all or substantially all of the value of the Guaranty without the written consent of each Lender whose Obligations are guarantied thereby, except to the extent such release is permitted pursuant to Section 10.10 (in which case such release may be made by the Administrative Agent acting alone); or

(b)                                 prior to the termination of the Revolving Commitments, unless also signed by Lenders (other than Defaulting Lenders) holding in the aggregate at least a majority of the Revolving Commitments, no such amendment, waiver or consent shall, (i) waive any Default for purposes of Section 5.02(b), (ii) amend, change, waive, discharge or terminate Sections 5.02 or 9.01 in a manner adverse to such Lenders or (iii) amend, change, waive, discharge or terminate Section 8.11 (or any defined term used therein) or this Section 11.01(b);

(c)                                  unless also signed by Lenders (other than Defaulting Lenders) holding in the aggregate at least a majority of the Outstanding Amount of the Term Loan, no such amendment, waiver or consent shall (i) amend, change, waive, discharge or terminate Section 2.05(b)(iv) so as to alter the manner of application of proceeds of any mandatory prepayment required by Section 2.05(b)(ii) or (iii) hereof or (ii) amend, change, waive, discharge or terminate this Section 11.01(c) (other than to provide other term loan Lenders with proportional rights under this Section 11.01(c));

(d)                                 unless also signed by the L/C Issuer, no amendment, waiver or consent shall affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it;

(e)                                  unless also signed by the Swing Line Lender, no amendment, waiver or consent shall affect the rights or duties of the Swing Line Lender under this Agreement; and

(f)                                    unless also signed by the Administrative Agent, no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document;

provided, however, that notwithstanding anything to the contrary herein, (i) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (ii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein, (iii) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders and (iv) only the written consent of the Administrative Agent and the Loan Parties shall be required to amend this Agreement solely to implement requirements reasonably deemed necessary by the Administrative Agent to obtain pledges of Equity Interests in Foreign Subsidiaries in accordance with this Agreement.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

11.02                 Notices; Effectiveness; Electronic Communications.

(a)                                  Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)                                     if to any Loan Party, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii)                                  if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)                                 Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such

Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)                                  The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)                                 Change of Address, Etc.  Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e)                                  Reliance by Administrative Agent, L/C Issuer and Lenders.  The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Loan Parties shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03                 No Waiver; Cumulative Remedies; Enforcement.

No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04                 Expenses; Indemnity; and Damage Waiver.

(a)                                  Costs and Expenses.  The Loan Parties shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)                                 Indemnification by the Loan Parties.  The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)                                  Reimbursement by Lenders.  To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)                                 Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)                                  Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)                                    Survival.  The agreements in this Section shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05                 Payments Set Aside.

To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect, in the applicable currency of such recovery or payment.  The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06                 Successors and Assigns.

(a)                                  Successors and Assigns Generally.  The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)                                     Minimum Amounts.

(A)                              in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the related Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)                                in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)                                  Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s Loans and Commitments, and rights and obligations with respect thereto, assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations in respect of its Revolving Commitment (and the related Revolving Loans thereunder) and its outstanding Term Loans on a non-pro rata basis;

(iii)                               Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)                              the consent of the Borrower (such consent not to be unreasonably withheld) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5)  Business Days after having received notice thereof;

(B)                                the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Term Loan Commitment or Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the Commitment subject to such assignment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)                                the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D)                               the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of Revolving Loans and Revolving Commitments.

(iv)                              Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)                                 No Assignment to Certain Persons.  No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) a natural person.

(vi)                              Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment).  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)                                  Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender.  The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the other Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 11.01(a) that affects such Participant.  Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.  To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e)                                  Limitation on Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

(f)                                    Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)                                 Resignation as L/C Issuer or Swing Line Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Commitment and Revolving Loans pursuant to subsection (b) above, Bank of America may, (i) upon thirty days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon thirty days’ notice to the Borrower, resign as Swing Line Lender.  In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be.  If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).  If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).  Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (1) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (2) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

11.07                 Treatment of Certain Information; Confidentiality.

Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to become a Lender pursuant to Section 2.01(c) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Loan Party and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from a Loan Party or any Subsidiary relating to the Loan Parties or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by such Loan Party or any Subsidiary.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

11.08                 Set-off.

If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have.  Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09                 Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10                 Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11                 Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12                 Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13                 Replacement of Lenders.

If (i) any Lender requests compensation under Section 3.04, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (iii) a Lender (a “Non-Consenting Lender”) does not consent to a proposed change, waiver, discharge or termination with respect to any Loan Document that has been approved by the Required Lenders as provided in Section 11.01 but requires unanimous consent of all Lenders or all Lenders directly affected thereby (as applicable) or (iv) any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)                                  the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);

(b)                                 such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)                                  in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)                                 such assignment does not conflict with applicable Laws; and

(e)                                  in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Loan Document, the applicable replacement bank, financial institution or Fund consents to the proposed change, waiver, discharge or termination;

provided, further, that the failure by such Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Lender and the mandatory assignment of such Lender’s Commitments and outstanding Loans and participations in L/C Obligations and Swing Line Loans pursuant to this Section 11.13 shall nevertheless be effective without the execution by such Lender of an Assignment and Assumption.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

11.14                 Governing Law; Jurisdiction; Etc.

(a)                                  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)                                 SUBMISSION TO JURISDICTION.  EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION

OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)                                  WAIVER OF VENUE.  EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                                 SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15                 Waiver of Right to Trial by Jury.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16                 No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Loan Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, Merrill, and the other lead arranger(s) are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent, Merrill, and the other lead arranger(s), on the other hand, (B) each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, Merrill and each other lead arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, Merrill nor any other lead arranger has any obligation to the Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, Merrill and the other lead arranger(s) and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and neither the Administrative Agent, Merrill nor any other lead arranger has any obligation to disclose any of such interests to the Loan Parties and their respective Affiliates.  To the fullest extent permitted by Law, each of the Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent, Merrill and the other Lead Arranger(s) with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.17                 Electronic Execution of Assignments and Certain Other Documents.

The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.18                 USA PATRIOT Act Notice.

Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.  The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

11.19                 Judgment Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative

Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

11.20                 Statutory Notice.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE LENDERS CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDERS TO BE ENFORCEABLE.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	ESCO CORPORATION,
an Oregon corporation

	By:	/s/ LARRY HUGET
Name: Larry Huget
Title: President and Chief Operating Officer

GUARANTORS:	ESCO TURBINE TECHNOLOGIES CLEVELAND, INC.,
an Ohio corporation

	By:	/s/ FRANCOIS R. BARIL
Name: Francois R. Baril
Title: Chairman and Chief Executive Officer

ESCO TURBINE TECHNOLOGIES - SYRACUSE, INC.,
a New York corporation

	By:	/s/ FRANCOIS R. BARIL
Name: Francois R. Baril
Title: Chairman and Chief Executive Officer

ESCO BUCYRUS INC.,
an Ohio corporation

	By:	/s/ LARRY HUGET
Name: Larry Huget
Title: Chairman and Chief Executive Officer

ESCO TURBINE TECHNOLOGIES - MEXICO, INC.,
a Delaware corporation

	By:	/s/ FRANCOIS R. BARIL
Name: Francois R. Baril
Title: President

STEEL TREATERS, INC.,
a New York corporation

	By:	/s/ FRANCOIS R. BARIL
Name: Francois R. Baril
Title: Chairman

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ BRENDA H. LITTLE
Name: Brenda H. Little
Title: Vice President

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender

	By:	/s/ DARYL K. HOGGE
Name: Daryl K. Hogge
Title: Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ JAMES R. BEDNARK
Name: James R. Bednark
Title: Senior Vice President

UNION BANK, N.A.,
as a Lender

	By:	/s/ JOHN F. WHARTON
Name: John F. Wharton
Title: Vice President

U.S. BANK, NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ JAMES R. BEDNARK
Name: Richard J. Ameny, Jr.
Title: Vice President

TD BANK, N.A.,
as a Lender

	By:	/s/ MARLA WILLNER
Name: Marla Willner
Title: Senior Vice President

BANK OF THE WEST,
as a Lender

	By:	/s/ BRETT GERMAN
Name: Brett German
Title: Vice President

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ TAD L. STAINBROOK
Name: Tad L. Stainbrook
Title: Assistant Vice President

KBC BANK NV,
as a Lender

By:	/s/ STEPHEN R. PERRY
Name: Stephen R. Perry
Title: Director

FIFTH THIRD BANK,
as a Lender

By:	/s/ AMY PETERSEN
Name: Amy Petersen
Title: Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ KEITH WINZENRIED
Name: Keith Winzenried
Title: Credit Executive

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ PAUL IP
Name: Paul Ip
Title: Vice President

COMPASS BANK, an Alabama banking corporation,
as a Lender

By:	/s/ MARK SUNDERLAND
Name: Mark Sunderland
Title: Senior Vice President

UMPQUA BANK,
as a Lender

By:	/s/ BROOKE TURNER
Name: Brooke Turner
Title: Vice President
Commercial Relationship Mgr

BRANCH BANKING & TRUST COMPANY,
as a Lender

By:	/s/ ROGER ERIC SEARLS
Name: Roger Eric Searls
Title: Vice President

COMERICA BANK,
as a Lender

By:	/s/ MARK C. SKRZYNSKI
Name: Mark C. Skrzynski
Title: AssistantVice President

THE NORTHERN TRUST COMPANY,
as a Lender

By:	/s/ MARGARET V. TOMASZEK
Name: Margaret V. Tomaszek
Title: Vice President

COLUMBIA STATE BANK,
as a Lender

By:	/s/ KEVIN MEABON
Name: Kevin Meabon
Title: Vice President

MANUFACTURERS BANK,
as a Lender

By:	/s/ SANDY LEE
Name: Sandy Lee
Title: Vice President

CALIFORNIA FIRST LEASING CORPORATION,
as a Lender

By:	/s/ MICHAEL L. McCLENDON
Name: Michael L. McClendon
Title: Senior Vice President

Schedule 1.01

EXISTING LETTERS OF CREDIT

LETTER OF CREDIT	AMOUNT OUTSTANDING	EXPIRATION DATE

SLC 00000003063068 P	$500,000.00	04/25/11

SLC 00000003063661 P	$650,000.00	07/01/11

SLC 00000003064981 P	$1,192,000.00	08/20/11

SLC 00000068021524 P	$16,350.00	11/05/11

SLC 00000068029980 P	$1,038,345.00	08/31/11

SLC 00000068029981 P	$93,000.00	08/31/11

SLC 00000068033913 P	$166,200.00	04/01/11

Schedule 2.01

COMMITMENTS AND APPLICABLE PERCENTAGES

LENDER	REVOLVING COMMITMENT	APPLICABLE PERCENTAGE OF REVOLVING COMMITMENT	TERM LOAN COMMITMENT	APPLICABLE PERCENTAGE OF TERM LOAN COMMITMENT

Bank of America, N .A.	$54,090,909.07	15.454545455%	$30,909,090.93	15.454545455%

Wells Fargo Bank, National Association	$50,909,090.91	14.545454545%	$29,090,909.09	14.545454545%

Union Bank, N.A.	$45,818,181.82	13.090909091%	$26,181,818.18	13.090909091%

U.S. Bank National Association	$25,454,545.45	7.272727273%	$14,545,454.55	7.272727273%

TD Bank, N.A.	$15,909,090.91	4.545454545%	$9,090,909.09	4.545454545%

Bank of the West	$15,909,090.91	4.545454545%	$9,090,909.09	4.545454545%

KeyBank National Association	$15,909,090.91	4.545454545%	$9,090,909.09	4.545454545%

KBC Bank NV	$15,909,090.91	4.545454545%	$9,090,909.09	4.545454545%

Fifth Third Bank	$15,909,090.91	4.545454545%	$9,090,909.09	4.545454545%

JPMorgan Chase Bank, National Association	$15,909,090.91	4.545454545%	$9,090,909.09	4.545454545%

HSBC Bank USA, National Association	$15,909,090.91	4.545454545%	$9,090,909.09	4.545454545%

Compass Bank	$12,727,272.73	3.636363636%	$7,272,727.27	3.636363636%

Umpqua Bank	$9,545,454.55	2.727272727%	$5,454,545.45	2.727272727%

LENDER	REVOLVING COMMITMENT	APPLICABLE PERCENTAGE OF REVOLVING COMMITMENT	TERM LOAN COMMITMENT	APPLICABLE PERCENTAGE OF TERM LOAN COMMITMENT

Branch Banking & Trust Company	$9,545,454.55	2.727272727%	$5,454,545.45	2.727272727%

Comerica Bank	$9,545,454.55	2.727272727%	$5,454,545.45	2.727272727%

The Northern Trust Company	$7,636,363.64	2.181818182%	$4,363,636.36	2.181818182%

Columbia State Bank	$5,090,909.09	1.454545455%	$2,909,090.91	1.454545455%

Manufacturers Bank	$5,090,909.09	1.454545455%	$2,909,090.91	1.454545455%

California First Leasing Corporation	$3,181,818.18	0.909090909%	$1,818,181.82	0.909090909%

TOTAL	$350,000,000.00	100.000000000%	$200,000,000.00	100.000000000%

Schedule 6.10

INSURANCE

ENTITIES	CARRIER	POLICY NO.	EXP. DATE	TYPE	LIMIT OF LIABILITY	DEDUCTIBLES/SELF- INSURED RETENTION
ESCO Turbine Technologies — Mexico, Inc.	[***]	[***]	10/1/11	Property	[***]	[***]
ESCO Corporation (European Operations)	[***]	[***]	10/1/11	Property	[***]	[***]
ESCO Corporation (Umbrella for United States Subsidiaries)	[***]	[***]	10/1/11	Property	[***]	[***]
ESCO Corporation (Australia Operations)	[***]	[***]	10/1/11	Property	[***]	[***]
ESCO Corporation	[***]	[***]	4/1/11	General Liability	[***]	[***]
ESCO Corporation	[***]	[***]	4/1/11	Excess Liability	[***]	[***]
ESCO Corporation	[***]	[***]	4/1/11	Foreign Liability	[***]	[***]
Steel Treaters, Inc.	[***]	[***]	4/1/11	General Liability	[***]	[***]
ESCO Corporation (Canada Operations)	[***]	[***]	10/1/11	Property	[***]	[***]

[***] This confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Schedule 6.12

PENSION PLANS

1.               ESCO Corporation Pension Plan dated January 1, 2008, as amended.

2.               ESCO Corporation 401(k) Plan 2nd Restatement dated December 21, 2009, as amended.

3.               Amended and Restated ESCO Corporation Employee Stock Ownership Plan dated May 5, 2007, as amended

Schedule 6.13

SUBSIDIARIES

NO.	ENTITY NAME	STATE/COUNTRY OF ORIGIN & DATE OF ORGANIZATION	OWNER

1	Bucyrus Blades of Canada Limited	The corporation was continued under the Canada Business Corporations Act on 6/11/80	ESCO Canada Finance Company Inc. — 100% (4,016 Class A Common Shares)

2	Bucyrus Blades de Mexico S.A. DE C.V.	Mexico 7/8/68	ESCO Bucyrus Inc. (499 Shares Series A — 99.98%) (54,809 Shares Series B — 100%) ESCO Corporation (1 Share Series A — 0.02%)

3	Lexshell 145 General Trading [ESCO Africa]	South Africa 2/16/10	ESCO Corporation — 100% (100 shares)

4	ESCO Australia Holdings Pty Limited	Victoria, Australia November 9, 2009	ESCO Corporation — 94.83% (5,500,002 shares) ESCO — Bucyrus Blades Canada — 5.17% (300,000 shares)

5	ESCO Belgium, S.A.	Belgium 5/15/70	ESCO (UK) Limited — 99.98% (9,998 Shares) ESCO Bucyrus Inc. — 0.02% (2 Shares)

6	ESCO — Bucyrus Blades Canada	Canada 3/30/02	ESCO Ltd. — Partner Bucyrus Blades of Canada Limited — Partner

7	ESCO — Bucyrus Blades Financing Ltd. Partnership (RH)	The partnership was registered under the British Columbia Partnership Act on 4/5/02	ESCO GP Ltd. — General Partner ESCO Canada Finance Company — Limited Partner

8	ESCO Bucyrus Inc.	Ohio 4/20/54	ESCO Corporation — 100% (432 Shares)

9	ESCO Canada Finance Company Inc.	Incorporated under the Nova Scotia Companies Act on 5/17/02	ESCO Corporation — 100% (263,485 Common Shares)

NO.	ENTITY NAME	STATE/COUNTRY OF ORIGIN & DATE OF ORGANIZATION	OWNER

Continued into British Columbia under the BC Business Corporations Act on Jan. 12, 2010

10	ESCO Canada Ltd.	British Columbia, Canada 5/11/05 Continued as a Canadian corporation on 3/13/06 Name changed from Quality Steel Limited on 3/20/09 Continued as a British Columbia corporation on 10/29/09	ESCO — Bucyrus Blades Canada Partnership (1 share)

11	ESCO Europe Distribution S.A.	Belgium 10/15/98	ESCO (UK) Ltd. — 100% (100,849 Shares) ESCO Corporation (1 Share)

12	ESCO GmbH	Germany 12/78	ESCO Corporation — 100% (500,000 Shares)

13	ESCO GP, Ltd.	Incorporated under the British Columbia Company Act on 3/27/02	ESCO Corporation — 100% (10,000 Common Shares)

14	ESCO (UK) Holdings Ltd.	United Kingdom 24/04/03	ESCO Corporation — 100% (1 Share)

15	ESCO International (H.K.) Holdings Limited	Hong Kong 6/18/05	ESCO International Holdings, sprl (1 ORDINARY Share — HK$1 per share) ESCO International Holdings, sprl (16,200 ordinary shares — US$1,000 per share)

16	ESCO International Holdings S.P.R.L.	Belgium 8/30/01	ESCO Corporation (75,585 shares) ESCO Belgium, S.A. (1 share)

17	ESCO Latin America Comércio e Indústria Ltda.	Brazil	ESCO Corporation (1,000 shares)

18	ESCO Limited	Canada; 2/19/40 Amalgamated Under the British Columbia Company Act on	ESCO Canada Finance Company — 100% (1,314,376 Class A Common Shares, par value $1.00)

NO.	ENTITY NAME	STATE/COUNTRY OF ORIGIN & DATE OF ORGANIZATION	OWNER

12/29/69 No. 91116

19	ESCO (UK) Ltd.	United Kingdom 12/82	ESCO Corporation — 99% (1,485,000 Shares) ESCO Bucyrus Inc. — 1% (15,000 Shares)

20	ESCO Peru S.R.L.	Peru 2/12/01

Capital Stock = S/. 3,000 (Peruvian Soles, equivalent to approximately US$330) divided in 3,000 participations.)

The SRL is a Limited Partnership and, therefore, its capital is not divided in shares, but in participations.

ESCO Corporation owns 335,299 participations.

ESCO Bucyrus Inc. owns 1 participation.

21	ESCO S.A.S.	France 12/62	ESCO Corporation — 100% (22,500 Shares)

22	ESCO (Xuzhou) Wearparts Co., Ltd.	Chinese WFOE Incorporated 10/27/05	ESCO International (H.K.) Holdings Limited — 100%

23	Overseas ESCO Corporation Ltd.	British Virgin Islands (an international Business Company) 5/19/98	ESCO Corporation — 100% (100 Shares)

24	Shanxi Changfeng Wearparts Co. Ltd. (“SCW”)	China 9/98	Joint Venture Overseas ESCO Corporation Ltd. (54.23%) Taiyuan Heavy Machinery Group Co. (45.77%)

25	SOLDERING COMÉRCIO E INDÚSTRIA LTDA.	Brazil 7/21/69	ESCO CORPORATION (99%) ESCO LATIN AMERICA COMÉRCIO E INDÚSTRIA LTDA. (1%)

NO.	ENTITY NAME	STATE/COUNTRY OF ORIGIN & DATE OF ORGANIZATION	OWNER

26	SOLEPAR EMPREENDIMENTOS E PARTICIPAÇÕES LTDA.	Brazil Jan 1st, 2002	ESCO Corporation 6.245.252 shares ESCO LATIN AMERICA 1 share

27	ESCO SUPPLY CARAJÁS COMÉRCIO E INDÚSTRIA LTDA.	Brazil, July, 23rd, 2010	SOLDERING COMÉRCIO E INDÚSTRIA LTDA. 99.999 shares ESCO LATIN AMERICA COMÉRCIO E INDÚSTRIA LTDA. 1 share

28	Swift Assets Pty Ltd	Australia 11 January 2008	100 Ordinary shares Swift Financing Pty Ltd (100%)

29	Swift Engineering Pty	Australia 1 April 1986	4 Ordinary shares Swift Financing Pty Ltd (100%)

30	Swift Financing Pty Ltd	Australia 10 January 2008	100 Ordinary shares Swift Group Holdings Pty Ltd (100%)

31	Swift Group Holdings Pty Ltd	Australia 17 December 2007	ESCO Australia Holdings Pty Limited 40,000 fully paid up ordinary shares

32	Swift Group Mining Products Pty Ltd	Australia 8 August 2007	100 Ordinary shares Swift Financing Pty Ltd (100%)

33	Swift Indonesia Investco No 1 Pty Ltd	Australia 11 September 2009	1 Ordinary share Swift Group Mining Products Pty Ltd (100%)

34	Swift Indonesia Investco No 2 Pty Ltd	Australia 11 September 2009	1 Ordinary share Swift Group Mining Products Pty Ltd (100%)

35	Kingaroy Enterprises Pty Ltd	Australia 11 January 2008	100 Ordinary shares Swift Financing Pty Ltd (100%)

36	Swift Engineering Kingaroy Pty Ltd	Australia 17 June 1998	1 D Class Ordinary share (Kingaroy Enterprises Pty Ltd); 1 F Class Ordinary share (Kingaroy Enterprises Pty Ltd); 2 Ordinary shares (Kingaroy Enterprises Pty Ltd).

37	PT. Swift Mining Products	Indonesia 30 October 2009	Share capital - AU$150,000 Swift Indonesia Investco No 1 Pty Ltd (50%)

NO.	ENTITY NAME	STATE/COUNTRY OF ORIGIN & DATE OF ORGANIZATION	OWNER

Swift Indonesia Investco No 2 Pty Ltd (50%)

38	AR s.r.o.	Slovakia 11/25/94	(20,200,000 SKK) Ing. Juraj Almasi (2,020,000 SKK) 10% Ing. L’ubomir Repaty (2,020,000 SKK) 10% ESCO Turbine Technologies — Belgium sprl (16,160,000 SKK) 80%

39	ESCO Turbine Components Europe, sprl	Belgium 5/15/00	ESCO Corporation (20,979 Shares) ESCO Belgium, S.A. (1 Share) ESCO International Holdings, sprl (97,562 Shares)

40	ESCO Turbine Technologies — Belgium, sprl	Belgium 12/9/88	(981,054 Shares) ESCO Turbine Components Europe, sprl (985,051 Shares) ESCO International Holdings, sprl (3 Share)

41	ESCO Turbine Technologies — Cleveland, Inc.	Ohio 9/21/79	ESCO Corporation — 100% Class A Voting Stock (84,229) 1,800 Shares of Class B Non-voting Stock held in Treasury

42	ESCO Turbine Technologies — Mexico, Inc.	Delaware 6/9/00	ESCO Turbine Technologies — Syracuse, Inc. — 100% (100 Shares of no par Common Stock)

43	ESCO Turbine Technologies — Syracuse, Inc.	New York 5/1/48	ESCO Corporation — 100% (171,000 Shares) ESCO Turbine Technologies — Syracuse Treasury Stock (29,000 Shares)

NO.	ENTITY NAME	STATE/COUNTRY OF ORIGIN & DATE OF ORGANIZATION	OWNER

44	Steel Treaters, Inc.	New York 8/21/57	ESCO Turbine Technologies — Syracuse, Inc. — 100% (1,678 Shares)

45	Inversiones ESCO Chile Limitada	Chile	ESCO Corporation (100% of class)

Schedule 6.17

IP RIGHTS

ESCO Corporation

(Oregon corporation)

U.S. Patents

Issued Patents

Description	Patent No.	Issue Date
WEAR EDGE ASSEMBLY	7793444	9/14/10
DRAGLINE BUCKET	7774959	8/17/10
POINT AND ADAPTER ASSEMBLY	7739814	6/22/10
WEAR ASSEMBLY	7730652	6/8/10
WEAR ASSEMBLY	7730651	6/8/10
DREDGE CUTTERHEAD	7730645	6/8/10
COUPLING ARRANGEMENT	7640685	1/5/10
WEAR ASSEMBLY	7596895	10/6/09
WEAR ASSEMBLY	7578081	8/25/09
LOCK FOR SECURING WEAR PARTS TO EARTH-WORKING EQUIPMENT	7536811	5/26/09
WEAR ASSEMBLY FOR AN EXCAVATING BUCKET	7526886	5/5/09
WEAR ASSEMBLY FOR EXCAVATING DIGGING EDGE	7451558	11/18/08
WEAR MEMBER FOR EXCAVATING EQUIPMENT	7367144	5/6/08
WEAR ASSEMBLY FOR AN EXCAVATOR	7299570	11/27/07
RELEASABLE COUPLING ASSEMBLY	7832129	11/16/10
COUPLING ARRANGEMENT	7178274	2/20/07
RELEASABLE COUPLING ASSEMBLY	7174661	2/13/07
RELEASEABLE COUPLINB ASSEMBLY	7171771	2/6/07
ASSEMBLY FOR SECURING A WEAR MEMBER TO AN EXCAVATOR	7165347	1/23/07
LOCK WITH INTERNAL RETAINER	7144183	12/5/06
POINT AND ADAPTER ASSEMBLY	7100315	9/5/06
WEAR ASSEMBLY FOR EXCAVATOR DIGGING EDGE	7080470	7/25/06
COUPLING FOR EXCAVATING WEAR PART	6993861	2/7/06
WEAR ASSEMBLY FOR THE DIGGING EDGE OF AN EXCAVATOR	6986216	1/17/06
WEAR ASSEMBLY	6735890	5/18/04
ASSEMBLY FOR SECURING AN EXCAVATING TOOTH	6729052	5/4/04
DRAGLINE APPARATUS AND BUCKET	6705031	3/16/04
DREDGE CENTERHEAD	6578294	6/17/03
DRAGLINE APPARATUS AND BUCKET	6550163	4/22/03
PROTECTIVE TUBE ASSEMBLY	6431216	8/13/02
LOCKING PIN FOR EXCAVATING EQUIPMENT	6030143	2/29/00
DRAGLINE BUCKET DUMP COMPENSATOR	5992061	11/30/99
DUMP BLOCK	5970636	10/26/99
EXTENSIBLE LOCK	5937550	8/17/99
EXCAVATING TOOTH	5709043	1/20/98
WEAR ASSEMBLY FOR A DIGGING EDE OF AN EXCAVATOR	5653048	8/5/97
EXCAVATING TOOTH	5469648	11/28/95
CHAIN	5305872	4/26/94

Description	Patent No.	Issue Date
LOCK ASSEMBLY FOR WEARABLE STRUCTURE	5241765	9/7/93
EXCAVATOR WEAR EDGE	5088214	2/18/92

Pending Applications

Description	Application No.	Filing Date
WEAR ASSEMBLY	12792954	6/3/10
SHREDDER HAMMERS INCLUDING IMPROVED ENGAGEMENT BETWEEN THE HAMMER PIN AND THE HAMMER	12713825	2/26/10
WEAR MEMBER FOR EXCAVATING EQUIPMENT	12499542	7/8/09
WEDGE AND SOCKET ASSEMBLY	12488382	6/19/09
WEAR ASSEMBLY FOR EXCAVATING EQUIPMENT	12115580	5/6/08
LOCK FOR SECURING WEAR PARTS TO EARTH-WORKING EQUIPMENT	12464245	5/12/09
DRAGLINE BUCKET, RIGGING AND SYSTEM	12356955	1/21/09
TIP FOR AN EARTH WORKING ROLL	12350634	1/8/09
PINNED CONNECTIONS	12273416	11/18/08
LOCK ASSEMBLY FOR SECURING A WEAR MEMBER TO EARTH-WORKING EQUIPMENT	11789801	4/24/07
WEAR ASSEMBLY FOR AN EXCAVATING BUCKET	11877077	10/23/07
WEAR ASSEMBLY	11729502	3/28/07
WEAR ASSEMBLY FOR EXCAVATING MACHINES	11511634	8/28/06
DREDGE CUTTER	11153886	6/16/05
WEAR ASSEMBLY	11729502	3/28/07
DRAGLINE BUCKET, RIGGING SYSTEM	12903469	7/8/10
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

ESCO Corporation

(Oregon corporation)

U.S. Trademarks

Registered Marks

Mark	Registration No.	Registration Date
SV2	2944084	4/26/05
Design Only	2863645	7/13/04
ESCO	2861370	7/6/04
INFINITY	3775944	4/13/10
GEOVOR	3772716	4/6/10
EVERSHARP	3602392	4/7/09
PROFILL	3793971	5/25/10
ESCOSUPPLY	3499028	9/9/08
ULTRALOK	3532297	11/11/08
DELTA	2767713	9/23/03

[***] This confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Mark	Registration No.	Registration Date
ARTICULINK	2407160	11/21/00
SIDEWINDER	2377963	8/15/10
E3	2473911	7/31/01
SUPER V	2075027	7/1/97
SUPER V	2032571	1/21/97
LOADMASTER	1964379	3/26/96
TOPLOCK	1857171	10/4/94
HI-LIFE	1857168	10/4/94
ZIPPER LIP	1706267	8/11/92
POSILOK	1904894	7/11/95
PRODUCTION MASTER	1645809	5/28/91
B B and Design	1674795	2/11/92
HEFLIN	1674773	2/11/92
KWIK-LOK	1596114	5/15/90
ESCONET	1606640	7/17/90
SPHERILOK	1321797	2/26/85
R.E.M. 500	1248809	8/23/83
ARMOR GARD	1258244	11/22/83
Design Only	1246228	7/26/83
HELILOK	1203393	8/3/82
QUADRILOK	1206969	9/7/82
HOLERITE	1087605	3/21/78
ESCO	1100015	8/22/78
SCREWY	987194	7/2/74
HOLDRITE	944594	10/10/72
KWIK TIP	850172	6/4/68
KWIK TIP	780947	12/1/64
PRODUCTION MASTER	780260	11/17/64
LONGBOWL and Design	556040	3/11/52
ESCO	530350	9/5/50
ESCO	562046	7/22/52
BARDON	526689	6/20/50

ESCO Bucyrus, Inc.

(Ohio corporation)

U.S. Trademarks

Registered Marks

Mark	Registration No.	Registration Date
PACAL 2000	2006193	10/8/96
PACALLOY	1955238	2/6/96
MAXTEMP	1239200	5/24/83
MAGNUM	947881	11/28/72
DOUBLE DUTY	795543	9/7/65
X-TRA-EDGE	783971	1/26/65
FORGE TEMP	686255	10/6/59
TENSILOY	916676	7/20/71

ESCO Bucyrus, Inc.

(Ohio corporation)

U.S. Patents

Issued Patents

Description	Patent No.	Issue Date
WEAR ELEMENT FOR A SCRAPING OPERATION	5224555	7/6/93

Schedule 6.20(a)

LOCATIONS OF REAL PROPERTY

NO.	ADDRESS	ESCO ENTITY	OWNED/ LEASED	LANDLORD, IF APPLICABLE
1	2141 NW 25th Ave., Portland Oregon 97210	ESCO Corporation	Owned
2	Main Foundry Property located between Wilson & Nicolai, NW 24th & 26th Avenues, Portland Oregon 97210	ESCO Corporation	Owned
3	2211 NW Brewer & 2750/2760/2770 NW Yeon, Portland Oregon 97210	ESCO Corporation	Owned
4	2245 NW Suffolk, Portland Oregon 97210	ESCO Corporation	Leased	Henry P. Oseran and Associates, LLC 2455 NW Marshall, Suite 4 Portland Oregon 97210
5	2539 NW Vaughn, Portland Oregon 97210	ESCO Corporation	Owned
6	2404 NW Nicolai, Portland Oregon 97210	ESCO Corporation	Owned
7	Parking Lot located between NW 24th Place and NW 25th Avenue and Upshur and Vaughn Streets, Portland, Oregon 97210	ESCO Corporation	Owned
8	2127 NW 26th, Portland Oregon 97210	ESCO Corporation	Leased	H. Naito Corporation 2701 NW Vaughn Street, Suite 710, Portland Oregon 97210
9	2475 NW Vaughn, Portland Oregon 97210	ESCO Corporation	Owned
10	2760 NW. Yeon, Portland Oregon 97210	ESCO Corporation	Owned
11	3792 Lake Park Drive, Covington Kentucky, 41017	ESCO Corporation	Owned
12	9098 Eastside Drive, Newton Mississippi 39345	ESCO Corporation	Owned
13	1 Scott Rd # 16-08, Shaw Centre, No. 1 Scotts Road, Singapore 228208	ESCO Corporation	Leased	The Shaw Foundation PTE, Shaw Centre, 13th and 14th Stories, No. 1, Scotts Road Singapore 228208
14	260 E Beal Avenue, Bucyrus, Ohio 44820	ESCO Bucyrus, Inc.	Owned
15	1111 Maricopa Fwy, Phoenix Arizona 85007	ESCO Corporation	Leased	ARPCO Enterprises, LLC, 2101 E. Palo Verde Drive, Phoenix, Arizona 85016

NO.	ADDRESS	ESCO ENTITY	OWNED/ LEASED	LANDLORD, IF APPLICABLE
16	2050 Afton Place, Farmington, New Mexico 87401	ESCO Corporation	Leased	William and Patricia Cillessen, 2070 Afton Place, Farmington New Mexico 87401
17	6547 Elysian Road, Billings, Montana 59102	ESCO Corporation	Leased	Frank and Sandra Pirtz, 916 Rosewood Drive, Rock Springs Wyoming 82901
18	5244 E. Idaho St, Elko Nevada 89801	ESCO Corporation	Leased	JJJ&B LLC, 442 Court Street, Elko, Nevada 89801
19	1259 Spice Islands Dr., Sparks Nevada 89431	ESCO Corporation	Leased	DP Industrial, LLC, P.O. Box 7098, Reno Nevada 89510
20	2103 Highway 31 East, Kilgore, Texas 75662	ESCO Corporation	Leased	Clif E. Marler, c/o Coldwell Banker Commercial Lenhart, 304 E. Loop 281, Suite C, Longview, Texas 75605
21	3740 East Divide Avenue, Bismarck, North Dakota 58502	ESCO Corporation	Leased	William and Lorri Lengenfelder, Bismarck North Dakota
22	1460 Auto Avenue, Bucyrus, Ohio 44820	ESCO Bucyrus Inc.	Owned
23	Parking Lot located at 2300 NW 26TH Ave, Portland Oregon 97210	ESCO Corporation	Leased	Northwest Cedars Management, Inc., 9828 E. Burnside, Suite 200, Portland Oregon 97216
24	NW Gillihan Loop Road, Sauvies Island, Portland Oregon	ESCO Corporation	Owned
25	6900 NW Front Avenue, Portland Oregon 97210	ESCO Corporation	Owned
26	Lot located at SW corner of NW Roosevelt & NW 23rd Avenue, Portland Oregon 97210	ESCO Corporation	Owned
27	Lot located at NW corner of NW Roosevelt & NW 23rd Avenue, Portland, Oregon 97210	ESCO Corporation	Owned
28	2321 NW Roosevelt, Portland Oregon 97210	ESCO Corporation	Owned
29	Lot located at NE corner of NW Roosevelt & NW 24th Avenue, Portland, Oregon 97210	ESCO Corporation	Owned
30	3136 NW 35th Avenue, Portland Oregon 97210	ESCO Corporation	Leased	Standard Steel Property, LLC, P.O. Box 2866, Portland Oregon 97208
31	901 E Genesee Street, Chittenango, New York 13037	ESCO Turbine Technologies — Syracuse, Inc.	Owned
32	34000 Lakeland Blvd, Eastlake, Ohio 44094	ESCO Turbine Technologies — Cleveland, Inc.	Leased	Fogg - Second Eastlake Company, LLC, 981 Keynote Circle, Suite #15, Cleveland, Ohio 44131

NO.	ADDRESS	ESCO ENTITY	OWNED/ LEASED	LANDLORD, IF APPLICABLE
33	Parque Industrial Roca Fuente, Carretara Federal No 15, Guaymas, Sonora Mexico	ESCO Turbine Technologies — Mexico, Inc.	Leased	Offshore International Incorporated, 8350 E. Old Vail Road, Tucson Arizona 85747
34	520 Campbell Ave, Troy, New York	Steel Treaters, Inc.	Owned
35	50 Country Club Dr., Oriskany, New York 13424	Steel Treaters, Inc.	Owned
36	707 West Geneva Road, Tempe, Arizona	ESCO Turbine Technologies — Cleveland, Inc.	Leased	Richard Clayton, 7804 40th Avenue West, Mukilteo, Washington 98275

Schedule 6.20(b)

LOCATIONS OF TANGIBLE PERSONAL PROPERTY

Inventory Consignment Locations:

LOCATION DESCRIPTION	ADDRESS	CITY	STATE	ZIP CODE
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

[***] This confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

LOCATION DESCRIPTION	ADDRESS	CITY	STATE	ZIP CODE
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

[***] This confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

LOCATION DESCRIPTION	ADDRESS	CITY	STATE	ZIP CODE
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

Light Towers:

MODEL #	SERIAL #	EQUIPMENT #	MAKE	YEAR	CUSTOMER	LOCATION

AL4000	ERF-06444	401	Terex Amida	2004	SK Construction	Lone Pine, MT
AL4000	ERF-06449	404	Terex Amida	2004	SK Construction	Havre, MT
AL4060D-A-4MH	E0F-10111	518	Terex Amida	2005	SK Construction	Lone Pine, MT
AL4000	GYF-20138	603	Terex Amida	2006	SK Construction	Havre, MT
AL4000	GYF-20141	604	Terex Amida	2006	Riverside Contracting	Havre, MT
AL5000	FKF-14091	5-L03014	Terex Amida	2005	Western Energy	Colstrip, MT
AL4080D-A-4MN	FRF-13393	5-LP3001	Terex Amida	2005	Western Energy	Colstrip, MT
AL4080D-A-4MN	FRF-13399	5-LP3002	Terex Amida	2005	Western Energy	Colstrip, MT
AL4080D-A-4MN	FRF-13395	5-LP3003	Terex Amida	2005	Western Energy	Colstrip, MT
AL4080D-A-4MN	FRF-13400	5-LP3004	Terex Amida	2005	Western Energy	Colstrip, MT
AL4080D-A-4MN	FRF-13394	5-LP3005	Terex Amida	2005	Western Energy	Colstrip, MT
AL4080D-A-4MN	FRF-13391	5-LP3006	Terex Amida	2005	Western Energy	Colstrip, MT
AL4080D-A-4MN	FRF-13396	5-LP3007	Terex Amida	2005	Western Energy	Colstrip, MT
AL4080D-A-4MN	FRF-13392	5-LP3008	Terex Amida	2005	Western Energy	Colstrip, MT
AL4080D-A-4MN	FRF-13397	5-LP3009	Terex Amida	2005	Western Energy	Colstrip, MT
AL4080D-A-4MN	FRF-13398	5-LP3010	Terex Amida	2005	Western Energy	Colstrip, MT
AL5000	FKF-14089	5-LP3011	Terex Amida	2005	Western Energy	Colstrip, MT
AL5000	FKF-14090	5-LP3012	Terex Amida	2005	Western Energy	Colstrip, MT
AL5000	FKF-14092	5-LP3013	Terex Amida	2005	Western Energy	Colstrip, MT
AL4000	GSF-22900	610	Terex Amida	2006	Western Energy	Colstrip, MT
AL4000	GSF-22898	611	Terex Amida	2006	Riverside Contracting	Custer, MT
AL4000	GSF-22914	612	Terex Amida	2006	SK Construction	Havre, MT
AL4000	GTF-23759	616	Terex Amida	2006	SK Construction	Havre, MT
	GSF-22937	613	Terex Amida		MK Weeden	Savage, MT
AL4000	GTF-24550	701	Terex Amida	2007	SK Construction	Lone Pine, MT
AL4000	GTF-24504	702	Terex Amida	2007	Riverside Contracting	Bridger, MT
AL4000	GTF-24503	703	Terex Amida	2007	MK Weeden	Savage, MT
AL4000	GTF-24551	704	Terex Amida	2007	Riverside Contracting	Bridger, MT

MODEL #	SERIAL #	EQUIPMENT #	MAKE	YEAR	CUSTOMER	LOCATION
		706	Genie	2007	Knife River	Billings, MT
AL400 (RED)	0001-61592	707	Red		SK Construction	Lone Pine, MT
	TML07-000601	708	Genie	2007		HBL - Esco
		709	Genie	2007	Knife River	Billings, MT
AL4000 (RED)	9912-61399	710	Red		Riverside Contracting	Havre, MT
AL4000 (RED)	0001-61748	711	Red		Riverside Contracting	Bridger, MT
MULTIQUIP	S2326	C901	MULTIQUIP	2009	SK Construction	Havre, MT
MULTIQUIP		C902	MULTIQUIP	2009	SK Construction	Bainville, MT

Schedule 6.20(c)

LOCATIONS OF CHIEF EXECUTIVE OFFICE, TAXPAYER IDENTIFICATION NUMBER, ETC.

ENTITY NAME	CHIEF EXECUTIVE OFFICE	FEIN	STATE ORGANIZATIONAL NUMBER
ESCO Corporation	2141 N.W. 25th Avenue Portland, OR 97210-2578 PH: (503) 228-2141	93-0989423	Oregon Reg. No. 140730-84

ESCO Bucyrus Inc.	260 E. Beal Avenue Bucyrus, OH 44820-0628 PH: (419) 562-6015	34-4447975	Ohio Reg. No. 239601

ESCO Turbine Technologies —Cleveland, Inc.	34000 Lakeland Blvd. Eastlake, OH 44095 PH: (440) 953-1675	34-1297623	Ohio Reg. No. 542318

ESCO Turbine Technologies — Mexico, Inc.	Parque Industrial Toca Fuerte Carretera Federal No. 15 Hermosillo, Guaymas Guaymas, Sonora, Mexico C.P. 85430	22-3747854	Delaware Reg. No. 3241022

ESCO Turbine Technologies — Syracuse, Inc.	901 E. Genesee Street Chittenango, NY 13037 PH: (315) 687-0014	15-0521934	New York Reg. No. None

Steel Treaters, Inc.	50 Country Club Drive Oriskany, NY 13424 520 Campbell Avenue Troy, NY 12180	15-0612270	New York Reg. No. None

Schedule 6.20(d)

CHANGES IN LEGAL NAME, STATE OF FORMATION AND STRUCTURE

CURRENT ENTITY NAME	PRIOR ENTITY NAME
ESCO Bucyrus Inc.	Bucyrus Blades, Inc. (December 7, 2009)

Schedule 6.20(e)

DEPOSIT AND INVESTMENT ACCOUNTS

ENTITY	BANK NAME	CURRENCY	BANK ACCOUNT NUMBER	ACCOUNT NOTES
ESCO Turbine Technologies — Cleveland, Inc.	Key Bank	USD	[***]	Misc - Small dollar balance - Under $10K
ESCO Corporation	Bank of America	USD	[***]	Dividend Fees Account
ESCO Corporation	Bank of America	USD	[***]	ESCO Corporation Cont Disb Acct
ESCO Bucyrus Inc.	Bank of America	USD	[***]	Bucyrus Blades Inc Cont Disb Acct
ESCO Turbine Technologies — Syracuse, Inc.	Bank of America	USD	[***]	ESCO Turbine Tech Syracuse Inc Cont Disb
Steel Treaters, Inc.	Bank of America	USD	[***]	Steel Treaters Inc Cont Disb Acct
ESCO Turbine Technologies — Cleveland, Inc.	Bank of America	USD	[***]	ESCO Turbine Tech Cleveland Inc Cont Disb
ESCO Corporation	Bank of America	USD	[***]	ESCO Corporation Depository (ES AR)
ESCO Corporation	Bank of America	USD	[***]	ESCO Corporation Concentration Acct
ESCO Corporation	Bank of America	USD	[***]	ESCO Corporation Payroll
ESCO Corporation	Bank of America	USD	[***]	ESCO Supply - ELKO AR
ESCO Bucyrus Inc.	Bank of America	USD	[***]	Bucyrus Blades Inc Payroll
ESCO Bucyrus Inc.	Bank of America	USD	[***]	Bucyrus Blades inc Gen’l Acct
ESCO Bucyrus Inc.	Bank of America	USD	[***]	BUCYRUS BLADES INC - Incoming Wire Account
ESCO Turbine Technologies — Syracuse, Inc.	Bank of America	USD	[***]	ESCO Turbine Tech Syracuse Inc Payroll
ESCO Turbine Technologies — Syracuse, Inc.	Bank of America	USD	[***]	ESCO Turbine Tech Syracuse Inc Gen’l Acct
ESCO Turbine Technologies — Syracuse, Inc.	Bank of America	USD	[***]	ESCO Turbine Tech Syracuse Inc Workers Comp
Steel Treaters, Inc.	Bank of America	USD	[***]	Steel Treaters Inc Gen’l Acct
Steel Treaters, Inc.	Bank of America	USD	[***]	Steel Treaters Inc Payroll
ESCO Turbine Technologies — Cleveland, Inc.	Bank of America	USD	[***]	ESCO Turbine Tech Cleveland Inc Gen’l Acct
ESCO Turbine Technologies — Cleveland, Inc.	Bank of America	USD	[***]	ESCO Turbine Tech Cleveland Inc Payroll
ESCO Turbine Technologies	Bank of America	USD	[***]	ESCO Turbine Technologies Syracuse Inc - AR

[***] This confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

ENTITY	BANK NAME	CURRENCY	BANK ACCOUNT NUMBER	ACCOUNT NOTES
— Syracuse, Inc.				Passthrough
ESCO Turbine Technologies — Cleveland, Inc.	Bank of America	USD	[***]	ESCO Turbine Technologies Cleveland Inc - AR Passthrough
ESCO Corporation	Bank of America	USD	[***]	ESCO Corp AP account
ESCO Corporation	Bank of America MCA	EUR	[***]	ESCO Corp Euro Account
ESCO Corporation	Bank of America MCA	GBP	[***]	ESCO Corp GBP Account
ESCO Corporation	Bank of America MCA	CAD	[***]	ESCO Corp CAD Account
ESCO Corporation (in Europe)	CBC BANQUE S.A.	EUR	[***]	ESCO Corp EUR account in Europe
ESCO Corporation (in Europe)	CBC BANQUE S.A.	USD	[***]	ESCO Corp USD Account in Europe
ESCO Corporation	Goldman Sachs	USD	[***]	GS Financial Sq Government Inst — 465
ESCO Corporation	Union Bank	USD	[***]	ESCO Corporation Investment
ESCO Corporation	Union Bank	USD	[***]	ESCO Corporation Investment
ESCO Corporation	Wells Fargo	USD	[***]	Wells Fargo Ultra Short Municipal Income Fund
ESCO Bucyrus Inc.	Bank of America	USD	[***]	Bucyrus Blades Inc

[***] This confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Schedule 8.01

LIENS EXISTING ON THE CLOSING DATE

DEBTOR	SECURED PARTY	COLLATERAL	SEARCH THROUGH DATE	STATE	ORIGINAL FILE DATE AND NUMBER

ESCO CORPORATION	Dell Financial Services, L.P.	Computer equipment identified in Master Lease Agreement #396529 dated 2/24/99	10/15/2010	OR	5/28/1999 #469981

ESCO CORPORATION	General Electric Capital Corporation	Kodak IS120VA copier	10/15/2010	OR	11/3/1999 #488827

ESCO CORPORATION	Shieldalloy Metallurgical Corporation	Inventory of 75% Ferrosilicon Low Carbon Ferrochrome, .05 grade Zirconium Silicon warehoused at 2141 NW 25th St., Portland OR	10/15/2010	OR	7/20/2000 #520503

ESCO CORPORATION	Climax Molybdenum Marketing Corp.	All molybdenum product on consignment pursuant to Consignment Agreement dated 9/1/99	10/15/2010	OR	3/27/2001 #546830

ESCO CORPORATION	Bucyrus International, Inc.	All patterns, core boxes, tooling and gauges	10/15/2010	OR	2/21/2003 #612092

DEBTOR	SECURED PARTY	COLLATERAL	SEARCH THROUGH DATE	STATE	ORIGINAL FILE DATE AND NUMBER

ESCO CORPORATION	Winthrop Resources Corporation	Addendum No. 1 to Lease Agreement NO. ES021803 Schedule No. 001	10/15/2010	OR	5/1/2003 #619764

ESCO CORPORATION	NMHG Financial Services, Inc.	All equipment nor or hereafter leased by Lessor to Lessee	10/15/2010	OR	11/23/2004 #6756582

ESCO CORPORATION	NMHG Financial Services, Inc.	All equipment nor or hereafter leased by Lessor to Lessee	10/15/2010	OR	11/24/2004 #6757742

ESCO CORPORATION	Hewlett-Packard Financial Services Company	Equipment identified in Master Lease Agreement Schedule No. 100996-008	10/15/2010	OR	11/29/2004 #6760353

ESCO CORPORATION	Winthrop Resources Corporation	Equipment identified in Lease Agreement No. ES021803 Lease Schedule No. 004R	10/15/2010	OR	2/11/2005 #6830673

ESCO CORPORATION	Winthrop Resources Corporation	Equipment identified in Lease Agreement No. ES021803 Lease Schedule No. 005R	10/15/2010	OR	4/21/2005 #6895837

DEBTOR	SECURED PARTY	COLLATERAL	SEARCH THROUGH DATE	STATE	ORIGINAL FILE DATE AND NUMBER

ESCO CORPORATION	Air Liquide Industrial US LP	CO2 30 Ton vertical vessel Serial #1555 located at 9089 Highway 15 N., Newton MA 39345	10/15/2010	OR	4/28/2005 #6901547

ESCO CORPORATION	Hewlett-Packard Financial Services Company	Equipment identified in Master Lease Agreement Schedule No. 100996-008	10/15/2010	OR	8/29/2005 #7021041

ESCO CORPORATION	Winthrop Resources Corporation	Equipment identified in Lease Agreement No. ES021803 Lease Schedule No. 006R	10/15/2010	OR	9/23/2005 #7046697

ESCO CORPORATION	CITICORP Leasing, Inc.	One used Caterpillar model #GP15KLP serial # 31A50369	10/15/2010	OR	12/6/2005 #7114870

ESCO CORPORATION	Millbank Materials USA, Ltd.	Consignment of Foundry Alloys valued at $34,472.33	10/15/2010	OR	12/12/2005 #7121487

ESCO CORPORATION	Winthrop Resources Corporation	Equipment identified in Lease Agreement No. ES021803 Lease Schedule No. 007R	10/15/2010	OR	3/15/2006 #7205340

DEBTOR	SECURED PARTY	COLLATERAL	SEARCH THROUGH DATE	STATE	ORIGINAL FILE DATE AND NUMBER

ESCO CORPORATION	Avent, Inc.	Equipment identified in Master Lease Schedule No. 100996-008	10/15/2010	OR	3/31/2006 #7218173

ESCO CORPORATION	Winthrop Resources Corporation	Equipment identified in Lease Agreement No. ES021803 Lease Schedule No. 008R	10/15/2010	OR	12/20/2006 #7478014

ESCO CORPORATION	Hewlett-Packard Financial Services Company	Equipment identified in Master Agreement Schedule No. 100996-008	10/15/2010	OR	2/2/2007 #7515450

ESCO CORPORATION	Winthrop Resources Corporation	Equipment identified in Lease Agreement No. ES021803 Lease Schedule No. 009R	10/15/2010	OR	4/10/2007 #7581849

ESCO CORPORATION	Industrial Air Centers, Inc.	LS160-75L AC Compressor	10/15/2010	OR	7/10/2007 #7681330

ESCO CORPORATION	Air Liquide Industrial US LP	3400 Emixal Vessel (serial # 5695); 1500 gal Oxygen Vessel (Serial # 20135) and 1625 Nitrogen Vessel (Serial # C-53389) located at Covington KY	10/15/2010	OR	8/17/2007 #7716058

DEBTOR	SECURED PARTY	COLLATERAL	SEARCH THROUGH DATE	STATE	ORIGINAL FILE DATE AND NUMBER

ESCO CORPORATION	Winthrop Resources Corporation	Equipment identified in Lease Agreement No. ES021803 Lease Schedule No. A13	10/15/2010	OR	9/7/2007 #7737214

ESCO CORPORATION	Winthrop Resources Corporation	Equipment identified in Lease Agreement No. ES021803 Lease Schedule No. A12	10/15/2010	OR	9/7/2007 #7737242

ESCO CORPORATION	Winthrop Resources Corporation	Equipment identified in Lease Agreement No. ES021803 Lease Schedule No. A09	10/15/2010	OR	9/7/2007 #7737303

ESCO CORPORATION	Winthrop Resources Corporation	Equipment identified in Lease Agreement No. ES021803 Lease Schedule No. A08	10/15/2010	OR	9/7/2007 #7737553

ESCO CORPORATION	Winthrop Resources Corporation	Equipment identified in Lease Agreement No. ES021803 Lease Schedule No. A03	10/15/2010	OR	9/7/2007 #7737569

ESCO CORPORATION	Winthrop Resources Corporation	Equipment identified in Lease Agreement No. ES021803 Lease Schedule No. A04	10/15/2010	OR	9/7/2007 #7737575

DEBTOR	SECURED PARTY	COLLATERAL	SEARCH THROUGH DATE	STATE	ORIGINAL FILE DATE AND NUMBER

ESCO CORPORATION	Winthrop Resources Corporation	Equipment identified in Lease Agreement No. ES021803 Lease Schedule No. A05	10/15/2010	OR	9/7/2007 #7737581

ESCO CORPORATION	Winthrop Resources Corporation	Equipment identified in Lease Agreement No. ES021803 Lease Schedule No. A06	10/15/2010	OR	9/7/2007 #7737597

ESCO CORPORATION	Winthrop Resources Corporation	Equipment identified in Lease Agreement No. ES021803 Lease Schedule No. A07	10/15/2010	OR	9/7/2007 #7737608

ESCO CORPORATION	Winthrop Resources Corporation	Equipment identified in Lease Agreement No. ES021803 Lease Schedule No. A10	10/15/2010	OR	9/13/2007 #7742273

ESCO CORPORATION	Winthrop Resources Corporation	Equipment identified in Lease Agreement No. ES021803 Lease Schedule No. A15	10/15/2010	OR	10/2/2007 #7760643

ESCO CORPORATION	Winthrop Resources Corporation	Equipment identified in Lease Agreement No. ES021803 Lease Schedule No. A17	10/15/2010	OR	10/2/2007 #7760659

DEBTOR	SECURED PARTY	COLLATERAL	SEARCH THROUGH DATE	STATE	ORIGINAL FILE DATE AND NUMBER

ESCO CORPORATION	Winthrop Resources Corporation	Equipment identified in Lease Agreement No. ES021803 Lease Schedule No. A14	10/15/2010	OR	10/2/2007 #7760693

ESCO CORPORATION	Winthrop Resources Corporation	Equipment identified in Lease Agreement No. ES021803 Lease Schedule No. A02	10/15/2010	OR	10/22/2007 #7777727

ESCO CORPORATION	Winthrop Resources Corporation	Equipment identified in Lease Agreement No. ES021803 Lease Schedule No. A11	10/15/2010	OR	10/22/2007 #7777749

ESCO CORPORATION	Winthrop Resources Corporation	Equipment identified in Lease Agreement No. ES021803 Lease Schedule No. A18	10/15/2010	OR	11/13/2007 #7797189

ESCO CORPORATION	Millbank Materials (PA) Ltd.	Consignment of foundry products valued at $87,370.00	10/15/2010	OR	11/27/2007 #7808988

ESCO CORPORATION	Millbank Materials Corp	Consignment of foundry products valued at $111,504.00	10/15/2010	OR	11/27/2007 #7809065

DEBTOR	SECURED PARTY	COLLATERAL	SEARCH THROUGH DATE	STATE	ORIGINAL FILE DATE AND NUMBER

ESCO CORPORATION	Winthrop Resources Corporation	Equipment identified in Lease Agreement No. ES021803 Lease Schedule No. A23	10/15/2010	OR	1/25/2008 #7862015

ESCO CORPORATION	Winthrop Resources Corporation	Equipment identified in Lease Agreement No. ES021803 Lease Schedule No. A19	10/15/2010	OR	1/25/2008 #7862043

ESCO CORPORATION	Winthrop Resources Corporation	Equipment identified in Lease Agreement No. ES021803 Lease Schedule No. A20	10/15/2010	OR	1/25/2008 #7862154

ESCO CORPORATION	Winthrop Resources Corporation	Equipment identified in Lease Agreement No. ES021803 Lease Schedule No. A21	10/15/2010	OR	1/25/2008 #7862160

ESCO CORPORATION	Winthrop Resources Corporation	Equipment identified in Lease Agreement No. ES021803 Lease Schedule No. A22	10/15/2010	OR	1/25/2008 #7862237

ESCO CORPORATION	Winthrop Resources Corporation	Equipment identified in Lease Agreement No. ES021803 Lease Schedule No. A16	10/15/2010	OR	1/29/2008 #7894629

DEBTOR	SECURED PARTY	COLLATERAL	SEARCH THROUGH DATE	STATE	ORIGINAL FILE DATE AND NUMBER

ESCO CORPORATION	Pacific Office Automation, Inc.	Equipment identified in Image Management Agreement No. 7424345-003	10/15/2010	OR	2/4/2008 #7869374

ESCO CORPORATION	Pacific Office Automation, Inc.	Equipment identified in Image Management Agreement No. 7424345-002	10/15/2010	OR	2/4/2008 #7869380

ESCO CORPORATION	Winthrop Resources Corporation	Equipment identified in Lease Agreement No. ES021803 Lease Schedule No. 011	10/15/2010	OR	2/19/2008 #7882544

ESCO CORPORATION	Winthrop Resources Corporation	Equipment identified in Lease Agreement No. ES021803 Lease Schedule No. A01	10/15/2010	OR	2/19/2008 #7882950

ESCO CORPORATION	Air Liquide Industrial US LP	Union carbide, vaporizer and telemetry	10/15/2010	OR	7/30/2008 #8039081

ESCO CORPORATION	Jim Pattison Industries Ltd.	2008 Chrysler Aspen	10/15/2010	OR	9/22/2008 #8089325

Liens of ESCO Corporation related to the following contracts for equipment with Hewlett-Packard Financial Services Company:

NO.	CONTRACT #	SCHEDULE DESC.	COMMENCE DATE	MATURITY DATE	TERM
1	105407000001	105407000001	05/01/2007	04/30/2010	36	Extended 18 mos
2	105431000001	105431000001	08/01/2007	10/31/2010	39	Portions extended 6 mos and others 12 mos
3	105476000001	105476000001	08/01/2007	10/31/2010	39
4	2131127646000001	2131127646000001	08/01/2009	07/31/2012	36
5	2131127646000002	2131127646000002	08/01/2009	07/31/2012	36
6	2131127646000003	2131127646000003	03/01/2010	02/28/2013	36

Liens of ESCO Corporation related to the following contract for equipment with Pacific Office Automation:

SECURED PARTY	COLLATERAL	COMMENTS
Pacific Office Automation	Konica C601 Copier	36 month lease, signed 6/30/2010

Liens of Soldering Comercio e Industria LTDA:

START DATE	DESCRIPTION OF THE FINANCIAL PRODUCT	DESCRIPTION OF THE LIEN/SECURITY	AMOUNT R$	DUE DATE	BANK	NOTES

5/14/2010	Working Capital	Receivables as collateral / Solepar Lien	(1,500,000)	11/10/2011	HSBC	100% receivables as collateral
6/16/2010	Draft Account	Promissory note	(480,000)	9/14/2010	HSBC	Promissory note
4/22/2005	Draft Account	Receivables as collateral / Promissory Note	(3,099,065)	3/20/2011	Banco do Brasil	100% receivables as collateral/ Promissory Note
4/7/2010	Finame	Solepar lien / Promissory Note	(21,467)	6/15/2012	HSBC	Solepar Lien / Promissory note
7/22/2010	Finimp	Promissory Note	(37,328)	7/22/2011	Banco do Brasil	Promissory Note
8/24/2010	Finimp	Solepar lien / Promissory Note/Receivables as collateral	(1,690,300)	10/7/2011	HSBC	Solepar lien / Promissory Note/ 30%Receivables as collateral

12/25/2006	Leasing	Solepar lien / Promissory Note	(1,700,110)	9/1/2014	HSBC	Solepar lien / Promissory Note
9/3/2010	Finimp	Soldering lien / Promissory Note	(306,166)	8/29/2011	HSBC	Soldering lien / Promissory Note
7/12/2010	Leasing	Soldering lien / Promissory Note	(804,287)	9/21/2013	HSBC	Soldering lien / Promissory Note
4/14/2009	Vale´s Contract Guarantee	Banco Pine Lien / Performance Bond	657,051	4/18/2011	HSBC

Performance bond we had to contract along to Banco Pine in order to guarantee a Vale contract.

As a collateral, Banco Pine included its private banking bond and in fact this balance refers to the capitalized amount.

Liens of ESCO Limited:

SECURED PARTY	COLLATERAL	COMMENTS
Dell	Equipment (PCs)	Master Lease related to No. 55829

Schedule 8.02

INVESTMENTS EXISTING ON THE CLOSING DATE

INVESTOR	COUNTERPARTY	OWNERSHIP %	AMOUNT
ESCO Bucyrus Inc.	ESCO (UK) Ltd.	1.00%
ESCO Bucyrus Inc.	Bucyrus Blades de Mexico S.A. DE C.V.	>99.99%
ESCO Bucyrus Inc.	ESCO Belgium, S.A.	0.02%
ESCO Bucyrus Inc.	ESCO Peru S.R.L.	<0.01%
ESCO Bucyrus Inc.	ESCO Latin America Comércio e Indústria Ltda.(1)	0.1%
ESCO Corporation	ESCO Australia Holdings Pty Ltd.(4)	94.83%
ESCO Corporation	ESCO GmbH	100.00%
ESCO Corporation	ESCO International Holdings Sprl	>99.99%
ESCO Corporation	ESCO S.A.S.	100.00%
ESCO Corporation	ESCO Turbine Components Europe, Sprl	17.70%
ESCO Corporation	ESCO Rus	100.00%
ESCO Corporation	ESCO GP, Ltd.	100.00%
ESCO Corporation	Soldering Comercio e Industria Ltda.(2)	99.00%
ESCO Corporation	Overseas ESCO Corporation Ltd.	100.00%
ESCO Corporation	Inversiones ESCO Chile Limitada	100.00%
ESCO Corporation	ESCO UK Limited	99.00%
ESCO Corporation	ESCO Peru S.R.L.	>99.99%
ESCO Corporation	ESCO Canada Finance Company Inc.	100.00%
ESCO Corporation	Bucyrus Blades de Mexico S.A. DE C.V.	<0.01%
ESCO Corporation	Solepar Empreendimentos e Participações Ltda.	>99.99%
ESCO Corporation	ESCO Latin America Comércio e Indústria Ltda.	99.9%
ESCO Corporation	ESCO (UK) Holdings Ltd.	100.00%
ESCO Corporation	ESCO Europe Distribution S.A.	<0.01%
ESCO Corporation	Lexshell 145 General Trading (proposed name change to “ESCO Africa”)(1)	100.00%
ESCO Corporation	ESCO Servicios Mineros Argentina S.A.(1)	100.00%
ESCO Corporation	ESCO Australia Holdings Pty Ltd.(3)		AU$1,000,000.00
ESCO Corporation	ESCO Turbine Components Europe, Sprl(3)		€1,013,339.83
ESCO Corporation	ESCO Turbine Components Europe, Sprl(3)		€561,201.00

INVESTOR	COUNTERPARTY	OWNERSHIP %	AMOUNT
ESCO Corporation	ESCO Turbine Components Europe, Sprl(3)		€815,683.00
ESCO Corporation	Soldering Comercio e Industria Ltda.(3)		$10,050,000.00
ESCO Corporation	Offshore International Incorporated – guaranty of pension obligations related to operations of ESCO Turbine Technologies – Mexico, Inc.
ESCO Corporation	Guaranty issued to HSBC of up to $7,600,000 in support of foundry construction by ESCO Elecmetal Fundición Limitada(1)		Up to $7,600,000

(1)        Investment is pending

(2)        Holdings will increase as the result of a pending debt to equity conversion

(3)        Loan

(4)        ESCO Corporation’s investment in ESCO Australia Holdings Pty Ltd. will increase by approximately $20,000,000 within the next six months as the result of a pending transaction

Schedule 8.03

INDEBTEDNESS EXISTING ON THE CLOSING DATE

DEBT TYPE	BORROWER	LENDER	NOTE/LEASE DATE	CURRENCY	AMOUNT OUTSTANDING	MATURITY DATE	REFERENCE
Note Payable	ESCO Corporation, USA	The Bank of New York Mellon, as Trustee	12/15/2006	USD	100,000,000.00	12/15/2013
Note Payable	ESCO Corporation, USA	The Bank of New York Mellon, as Trustee	12/15/2006	USD	200,000,000.00	12/15/2013
Note Payable	ESCO Corporation, USA	RNJ	2/5/2007	USD	3,000,000.00	5/7/2011
Note Payable	ESCOSUPPLY Ltd	Equipment Sales & Service Limited	5-Feb-07	CAD	250,000.00	On Demand	10750801697
Capital Lease	ESCO Corporation, USA	Dell Financial Services	15-Sep-10	USD	22,018		001-0396529-213
Capital Lease	ESCO Corporation, USA	Dell Financial Services	15-Aug-10	USD	69,348		001-0396529-212
Capital Lease	ESCO Corporation, USA	Dell Financial Services	15-Jul-10	USD	26,607		001-0396529-211
Capital Lease	ESCO Corporation, USA	Dell Financial Services	15-Jun-10	USD	20,596		001-0396529-210
Capital Lease	ESCO Corporation, USA	Dell Financial Services	15-May-10	USD	39,878		001-0396529-209
Capital Lease	ESCO Corporation, USA	HP Financial Services	25-Jan-10	USD	159,884		2131127646000003
Capital Lease	ESCO Corporation, USA	Dell Financial Services	15-Apr-10	USD	23,420		001-0396529-208
Capital Lease	ESCO Corporation, USA	Dell Financial Services	15-Mar-10	USD	27,751		001-0396529-207
Capital Lease	ESCO Corporation, USA	Dell Financial Services	15-Feb-10	USD	50,885		001-0396529-206
Capital Lease	ESCO Corporation, USA	Dell Financial Services	15-Jan-10	USD	6,738		001-0396529-205
Capital Lease	ESCO Corporation, USA	Dell Financial Services	15-Dec-09	USD	5,792		001-0396529-204
Capital Lease	ESCO Corporation, USA	Dell Financial Services	15-Nov-09	USD	14,348		001-0396529-203
Capital Lease	ESCO Corporation, USA	Dell Financial Services	15-Oct-09	USD	8,048		001-0396529-202
Capital Lease	ESCO Corporation, USA	Dell Financial Services	15-Sep-09	USD	10,492		001-0396529-201
Capital Lease	ESCO Corporation,	Dell Financial Services	15-Aug-09	USD	12,715		001-0396529-200

DEBT TYPE	BORROWER	LENDER	NOTE/LEASE DATE	CURRENCY	AMOUNT OUTSTANDING	MATURITY DATE	REFERENCE
	USA
Capital Lease	ESCO Corporation, USA	Dell Financial Services	15-Jul-09	USD	13,455		001-0396529-199
Capital Lease	ESCO Corporation, USA	Dell Financial Services	15-Jun-09	USD	37,095		001-0396529-198
Capital Lease	ESCO Corporation, USA	Dell Financial Services	15-May-09	USD	12,020		001-0396529-197
Capital Lease	ESCO Corporation, USA	Dell Financial Services	15-Apr-09	USD	2,470		001-0396529-196
Capital Lease	ESCO Corporation, USA	Dell Financial Services	15-Apr-09	USD	187,939		001-0396529-195
Capital Lease	ESCO Corporation, USA	Dell Financial Services	15-Mar-09	USD	10,582		001-0396529-194
Capital Lease	ESCO Corporation, USA	Dell Financial Services	15-Feb-09	USD	4,249		001-0396529-193
Capital Lease	ESCO Corporation, USA	Dell Financial Services	15-Dec-08	USD	39,280		001-0396529-192
Capital Lease	ESCO Corporation, USA	Dell Financial Services	15-Dec-08	USD	1,174		001-0396529-191
Capital Lease	ESCO Corporation, USA	Dell Financial Services	15-Nov-08	USD	1,783		001-0396529-190
Capital Lease	ESCO Corporation, USA	Dell Financial Services	15-Oct-08	USD	26,748		001-0396529-189
Capital Lease	ESCO Corporation, USA	Dell Financial Services	15-Oct-08	USD	9,338		001-0396529-188
Capital Lease	ESCO Corporation, USA	Dell Financial Services	15-Sep-08	USD	8,372		001-0396529-187
Capital Lease	ESCO Corporation, USA	Dell Financial Services	15-Aug-08	USD	45,159		001-0396529-186
Capital Lease	ESCO Corporation, USA	Dell Financial Services	15-Jul-08	USD	14,028		001-0396529-185
Capital Lease	ESCO Corporation, USA	Dell Financial Services	15-Jun-08	USD	10,673		001-0396529-184
Capital Lease	ESCO Corporation, USA	Dell Financial Services	15-May-08	USD	8,868		001-0396529-183
Capital Lease	ESCO Corporation, USA	Dell Financial Services	15-Apr-08	USD	10,734		001-0396529-182
Capital Lease	ESCO Corporation, USA	Dell Financial Services	15-Mar-08	USD	5,170		001-0396529-181
Capital Lease	ESCO Corporation, USA	Dell Financial Services	15-Feb-08	USD	5,285		001-0396529-180
Capital Lease	ESCO Corporation, USA	Dell Financial Services	15-Dec-07	USD	3,427		001-0396529-179
Capital Lease	ESCO Corporation, USA	Dell Financial Services	15-Dec-07	USD	5,730		001-0396529-178
Capital Lease	ESCO Corporation, USA	Dell Financial Services	15-Nov-07	USD	1,365		001-0396529-177

DEBT TYPE	BORROWER	LENDER	NOTE/LEASE DATE	CURRENCY	AMOUNT OUTSTANDING	MATURITY DATE	REFERENCE
Capital Lease	ESCO Corporation, USA	Dell Financial Services	15-Oct-07	USD	1,070		001-0396529-176
Capital Lease	ESCO Corporation, USA	Dell Financial Services	15-Sep-07	USD	1,399		001-0396529-175
Capital Lease	ESCO Corporation, USA	Dell Financial Services	2006	USD	4,028		2006 Leases Remaining
Capital Lease	Soldering	Brasil Bank	n/a	BRL	345,294		142417
Capital Lease	Soldering	Brasil Bank	n/a	BRL	1,659		77925
Capital Lease	Soldering	Brasil Bank	n/a	BRL	52,524		207308
Capital Lease	Soldering	Brasil Bank	n/a	BRL	198,690		122115
Capital Lease	Soldering	Brasil Bank	n/a	BRL	28,671		200674
Capital Lease	Soldering	Brasil Bank	n/a	BRL	86,202		209252
Capital Lease	Soldering	HSBC Bank	n/a	BRL	46,618		10750776005
Capital Lease	Soldering	HSBC Bank	n/a	BRL	82,904		10750778393
Capital Lease	Soldering	HSBC Bank	n/a	BRL	48,997		10750793090
Capital Lease	Soldering	HSBC Bank	n/a	BRL	71,210		10750820748
Capital Lease	Soldering	HSBC Bank	n/a	BRL	60,813		10750824646
Capital Lease	Soldering	HSBC Bank	n/a	BRL	231,913		10750819901
Capital Lease	Soldering	HSBC Bank	n/a	BRL	411,425		10750827548
Capital Lease	Soldering	HSBC Bank	n/a	BRL	463,826		10750821680
Capital Lease	Soldering	HSBC Bank	n/a	BRL	33,189		10750831600
Capital Lease	Soldering	HSBC Bank	n/a	BRL	340,459		10750831278
Capital Lease	ESCO Limited	Dell Financial Services	1-Sep-10	CAD	1,976		55829-058
Capital Lease	ESCO Limited	Dell Financial Services	1-Jul-10	CAD	5,610		55829-057
Capital Lease	ESCO Limited	Dell Financial Services	1-Jun-10	CAD	5,655		55829-056
Capital Lease	ESCO Limited	Dell Financial Services	1-May-10	CAD	2,625		55829-055
Capital Lease	ESCO Limited	Dell Financial Services	1-Dec-09	CAD	2,136		55829-054
Capital Lease	ESCO Limited	Dell Financial Services	1-Nov-09	CAD	5,403		55829-053
Capital Lease	ESCO Limited	Dell Financial Services	1-Oct-09	CAD	5,136		55829-052
Capital Lease	ESCO Limited	Dell Financial Services	1-Aug-09	CAD	1,251		55829-051
Capital Lease	ESCO Limited	Dell Financial Services	1-Jun-09	CAD	2,373		55829-049
Capital Lease	ESCO Limited	Dell Financial Services	1-Apr-09	CAD	63,728		55829-048
Capital Lease	ESCO Limited	Dell Financial Services	1-Mar-09	CAD	2,089		55829-047
Capital Lease	ESCO Limited	Dell Financial Services	1-Jan-09	CAD	407		55829-046
Capital Lease	ESCO Limited	Dell Financial Services	1-Dec-08	CAD	12,005		55829-045
Capital Lease	ESCO Limited	Dell Financial Services	1-Nov-08	CAD	1,052		55829-044
Capital Lease	ESCO Limited	Dell Financial Services	1-Oct-08	CAD	1,081		55829-043
Capital Lease	ESCO Limited	Dell Financial Services	1-Sep-08	CAD	2,878		55829-042
Capital Lease	ESCO Limited	Dell Financial Services	1-Aug-08	CAD	18,102		55829-041
Capital Lease	ESCO Limited	Dell Financial Services	1-Jul-08	CAD	6,185		55829-040
Capital Lease	ESCO Limited	Dell Financial Services	1-May-08	CAD	944		55829-039

DEBT TYPE	BORROWER	LENDER	NOTE/LEASE DATE	CURRENCY	AMOUNT OUTSTANDING	MATURITY DATE	REFERENCE
Capital Lease	ESCO Limited	Dell Financial Services	1-May-08	CAD	966		55829-038
Capital Lease	ESCO Limited	CIT	11-Mar-08	CAD	13,727		800-0428754-001
Capital Lease	ESCO Limited	CIT	12-Feb-08	CAD	14,232		800-0427282-001
Capital Lease	ESCO Limited	Dell Financial Services	1-Mar-08	CAD	425		55829-037
Capital Lease	ESCO Limited	Dell Financial Services	1-Dec-07	CAD	387		55829-036
Capital Lease	ESCO Limited	Dell Financial Services	1-Nov-07	CAD	311		55829-035
Capital Lease	ESCO Limited	Dell Financial Services	1-Oct-07	CAD	615		55829-034
Credit Line	Soldering Comercio E Industria Ltda. Brazil	HSBC Bank	Revolving	BRL	250,000
Credit Line	ESCO Xuzhou	Industrial Commercial Bank of China	Revolving	RMB	0		Commitment amount not exceeding 20,000,000
Intercompany Loan	ESCO Holdings Pty,Ltd	ESCO CORP	9/1/2010	AUD	1,000,000.00	11/15/2010
Intercompany Loan	ETCE	ESCO CORP	12/14/2004	EURO	1,013,339.83	12/14/2011
Intercompany Loan	ETCE	ESCO CORP	12/26/2003	EURO	561,201.00	12/26/2010
Intercompany Loan	ETCE	ESCO CORP	1/31/2003	USD	821,183.28	Open Ended
Intercompany Loan	Soldering Comercio E Industria Ltda. Brazil	ESCO CORP	5/11/2009	USD	10,050,000.00	Open Ended
Credit Line	Soldering Comercio E Industria Ltda. Brazil	HSBC Bank, Bank of Brasil and Various local lenders	Revolving	BRL	6,348,597		Commitment Amount not exceeding 15,236,080

Pending Loans:

1.)    ESCO Corporation shall extend a loan to ESCO Australia Holdings Pty Ltd. of approximately $20,000,000 within the next six months as the result of a pending transaction

2.)    See below:

I.- Indicative Terms and Conditions:

Debtor:	ESCO Elecmetal Fundición Limitada

Creditor:	HSBC Bank (Chile)

Facility:

Non-revolving Project Financing for EEFL, in the local market nominated in American Dollars (the “Loan”). This financing will contain two tranches defined later in this proposal. The first tranche, or short term, will be contained between dates November 10th, 2010 and April 3rd, 2012. The second tranche will be contained between dates April 3rd, 2012 and October 4th, 2017. (The aforementioned, assuming that the signature of the Loan Documentation will be on November 10th, 2010)

Purpose of the Loan:

Finance 40% of the investment of the to-be developed project in the Colina commune, whose purpose is the construction and the implementation of a foundry for the manufacturing of wear parts for earthwork machinery.

Amount:	US$ 30.400.000.- (Thirty million, four hundred thousand Dollar of the United States of America), including any previous financing.

Currency:	American Dollars (“USD”).

Tenor:	Tranche 1: 17 months after the signing of the Loan Documentation, this can never be after November 10th, 2010.

Tranche 2: 67 months after the end of the Availability Period of Tranche 1.

Guarantees:	During the construction period, implementation and regular operating regime:

• Issuance of SBLCs in favor of HSBC for as much as USD 7.600.000 (Seven million, six hundred thousand Dollar of the United States of America) requested by each shareholder, Elecmetal S.A. and Esco Corporation. Each SBLC has to be issues by a previously approved bank by HSBC and with an international rating of A+ or higher. In the event any of the issuing banks incurs in a downgrade in its rating below A+, the SBLC will have to be replaced and be issued by a bank whose rating stands at A+or higher. Its expiry date can not be before May 30th, 2015.

• 100% Mortgage and Pledge of the Plant premises and machinery.
• Establishment of a collection account in HSBC to receive 100% of the flows derived from the sales of Esco and Elecmetal (“off-takers”).

Schedule 11.02

CERTAIN ADDRESSES FOR NOTICES

All Loan Parties:

ESCO Corporation

2141 N.W. 25th Avenue

Portland, Oregon 97210-2578

Attention: General Counsel

Administrative Agent:

For operational notices (borrowings, payments, etc.)

Bank of America, N.A.

Credit Services

CA4-702-02-25

2001 Clayton Road, Floor 2

Concord, California 94520

Attention:	Hussin Baig
Telephone:	(925) 675-7659
Facsimile:	(888) 264-0966
E-mail:	hussin.baig@baml.com

Wiring instructions

Bank of America, N.A.

New York, NY

ABA #: 026009593

[***]

Account Name:	Corporate FTA
Attention:	Hussin Baig
Ref:	ESCO Corporation

Other Notices to Administrative Agent:

Bank of America, N.A.
Agency Management

WA1-501-17-32
800 5th Avenue, Floor 17
Seattle, Washington  98104

Attention:	Brenda H. Little, Vice President
Telephone:	(206) 358-0048
Telecopier:	(415) 343-0557
E-mail:	brenda.h.little@baml.com

Bank of America, N.A., as L/C Issuer:

Bank of America, N.A.

Trade Operations

CA9-705-07-05

1000 W Temple St., Floor 7

Los Angeles, California 90012

Attention:	Bolivar Carrillo
Telephone:	(213) 481-7842

[***] This confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Facsimile:	(213) 457-8841
E-mail:	bolivar.carrillo@baml.com

Bank of America, N.A., as Swing Line Lender:

(daily borrowing/repaying activity)

Bank of America, N.A.

Credit Services

CA4-702-02-25

2001 Clayton Road, Floor 2

Concord, California 94520

Attention:	Hussin Baig
Telephone:	(925) 675-7659
Facsimile:	(888) 264-0966
E-mail:	hussin.baig@baml.com

Wiring Instructions:

Bank of America, N.A.

New York, NY

ABA #: 026009593

[***]

Account Name:	Corporate FTA
Attention:	Hussin Baig
Ref:	ESCO Corporation

[***] This confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Exhibit 2.02

FORM OF LOAN NOTICE

Date:                        ,

To:          Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of November 18, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among ESCO Corporation, an Oregon corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned hereby requests (select one):

☐    A Borrowing of [Revolving][Term] Loans

☐    A conversion or continuation of [Revolving][Term] Loans

1.                                       On                                           (a Business Day).

2.                                       In the amount of $                                           .

3.                                       Comprised of                                           .
[Type of Loan requested]

4.                                       For Eurodollar Rate Loans:  with an Interest Period of          months.

[With respect to such Borrowing, the Borrower hereby represents and warrants that (i) such request complies with the requirements of Section 2.01 of the Credit Agreement and (ii) each of the conditions set forth in Section 5.03 of the Credit Agreement have been satisfied on and as of the date of such Borrowing.]

ESCO CORPORATION,
an Oregon corporation

By:
Name:
Title:

Exhibit 2.04

FORM OF SWING LINE LOAN NOTICE

Date:                     , 20

To:          Bank of America, N.A., as Swing Line Lender

Cc:          Bank of America, N.A., as Administrative Agent

Re:                               Credit Agreement (as amended, modified, supplemented and extended from time to time, the “Credit Agreement”) dated as of November 18, 2010 among ESCO Corporation, an Oregon corporation (the “Borrower”), the Guarantors party thereto, the Lenders identified therein, and Bank of America, N.A., as Administrative Agent.  Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned hereby requests a Swing Line Loan:

1.             On                                      , 20     (a Business Day).

2.             In the amount of $                    .

With respect to such Borrowing of Swing Line Loans, the Borrower hereby represents and warrants that (i) such request complies with the requirements of the first proviso to the first sentence of Section 2.04(a) of the Credit Agreement and (ii) each of the conditions set forth in Section 5.03 of the Credit Agreement have been satisfied on and as of the date of such Borrowing of Swing Line Loans.

ESCO CORPORATION,
an Oregon corporation

By:
Name:
Title:

Exhibit 2.11(a)

FORM OF NOTE

, 20

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to                                            or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of November 18, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement.  Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

ESCO CORPORATION,
an Oregon corporation

By:
Name:
Title:

Exhibit 7.02

FORM OF COMPLIANCE CERTIFICATE

For the fiscal quarter ended                                   , 20      .

I,                                             , the [Title] of ESCO Corporation (the “Borrower”) hereby certify that, to the best of my knowledge and belief, with respect to that certain Credit Agreement dated as of November 18, 2010 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”; all of the defined terms in the Credit Agreement are incorporated herein by reference) among the Borrower, the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent:

(a)                                  The company-prepared financial statements which accompany this certificate are true and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from normal year-end audit adjustments.

(b)                                 Since                        (the date of the last similar certification, or, if none, the Closing Date) no Default or Event of Default has occurred under the Credit Agreement;

(c)                                  (select one):

☐                                    Attached hereto are such supplements to Schedules 6.13 (Subsidiaries), 6.17 (IP Rights), 6.20(a) (Locations of Real Property), 6.20(b) (Locations of Tangible Personal Property), 6.20(c) (Location of Chief Executive Office, Taxpayer Identification Number, Etc.), 6.20(d) (Changes in Legal Name, State of Formation and Structure) and 6.20(e) (Deposit and Investment Accounts) of the Credit Agreement, such that, as supplemented, such Schedules are accurate and complete as of the date hereof.

☐                                    No such supplements are required at this time.

Delivered herewith are detailed calculations demonstrating compliance by the Loan Parties with the financial covenants contained in Section 8.11 of the Credit Agreement as of the end of the fiscal period referred to above.

This              day of                       , 20    .

ESCO CORPORATION,
an Oregon corporation

By:
Name:
Title:

Attachment to Compliance Certificate

Computation of Financial Covenants

Exhibit 7.13

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (the “Agreement”), dated as of                           , 20    , is by and between                                           , a                                        (the “Subsidiary”), and BANK OF AMERICA, N.A., in its capacity as Administrative Agent under that certain Credit Agreement (as it may be amended, modified, restated or supplemented from time to time, the “Credit Agreement”), dated as of November 18, 2010, by and among ESCO Corporation, an Oregon corporation (the “Borrower”), the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent.  All of the defined terms in the Credit Agreement are incorporated herein by reference.

The Loan Parties are required by Section 7.13 of the Credit Agreement to cause the Subsidiary to become a “Guarantor”.

Accordingly, the Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:

1.             The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Credit Agreement and a “Guarantor” for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement.  The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement.  Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary hereby jointly and severally together with the other Guarantors, guarantees to each Lender and the Administrative Agent, as provided in Article IV of the Credit Agreement, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof.

2.             The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Security Agreement, and shall have all the obligations of an “Obligor” (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement.  The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement.  Without limiting generality of the foregoing terms of this paragraph 2, the Subsidiary hereby grants to the Administrative Agent, for the benefit of the Lenders, a continuing security interest in, and a right of set off against any and all right, title and interest of the Subsidiary in and to the Collateral (as such term is defined in Section 2 of the Security Agreement) of the Subsidiary.  The Subsidiary hereby represents and warrants to the Administrative Agent that:

(i)            The Subsidiary’s chief executive office, tax payer identification number, organization identification number, and chief place of business are (and for the prior four months have been) located at the locations set forth on Schedule 1 attached hereto and the Subsidiary keeps its books and records at such locations.

(ii)           The location of all owned and leased real property of the Subsidiary is as shown on Schedule 2 attached hereto.

(iii)          The Subsidiary’s legal name and jurisdiction of organization is as shown in this Agreement and the Subsidiary has not in the past four months changed its name, been party to a merger, consolidation or other change in structure or used any tradename except as set forth in Schedule 3 attached hereto.

(iv)          The patents, copyrights, and trademarks listed on Schedule 4 attached hereto constitute all of the registrations and applications for the patents, copyrights and trademarks owned by the Subsidiary.

(v)           The deposit accounts and investment accounts listed on Schedule 5 attached hereto constitute all of the deposit accounts and investment accounts owned by the Subsidiary.

3.             The address of the Subsidiary for purposes of all notices and other communications is                                         ,                                                         , Attention of                              (Facsimile No.                         ).

4.             The Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the Subsidiary under Article IV of the Credit Agreement upon the execution of this Agreement by the Subsidiary.

5.             This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

6.             This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officers, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

Schedule 1
TO JOINDER AGREEMENT

[Chief Executive Office, Tax Identification Number, Organization Identification Number
 and Chief Place of Business of Subsidiary]

Schedule 2
TO JOINDER AGREEMENT

[Owned and Leased Real Property]

Schedule 3
TO JOINDER AGREEMENT

[Tradenames]

Schedule 4
TO JOINDER AGREEMENT

[Patents, Copyrights, and Trademarks]

Schedule 5
TO JOINDER AGREEMENT

[Deposit and Investment Accounts]

Exhibit 11.06(b)

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Letters of Credit, Guarantees and Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender](1)]

3.	Borrower:	ESCO Corporation

4.	Agent:	Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	Credit Agreement dated as of November 18, 2010 among the Borrower, the Guarantors party thereto, the Lenders parties thereto and Bank of America, N.A., as Administrative Agent

(1)  Select as applicable.

6.	Assigned Interest:

Facility Assigned(2)	Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans(3)
	$	$		%
	$	$		%
	$	$		%

[7.	Trade Date:	](4)

Effective Date:                                    , 20       [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and](5) Accepted:

BANK OF AMERICA, N.A. as
Agent

By
Title:

[Consented to:](6)

[BANK OF AMERICA, N.A., as L/C Issuer][and Swing Line Lender]

By
Title:

(2)  Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Commitment,” “Tranche B Term Loan Commitment,” etc.)

* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(3)  Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(4)  To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

(5)  To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(6)  To be added only if the consent of the Borrower and/or other parties (e.g. L/C Issuer) is required by the terms of the Credit Agreement.

ESCO CORPORATION, as Borrower

By
Title:]

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1.  Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.  Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.  General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit 11.06(b)(iv)

FORM OF ADMINISTRATIVE QUESTIONNAIRE

(attached)

ADMINISTRATIVE DETAILS REPLY FORM — US DOLLAR ONLY

CONFIDENTIAL

FAX OR EMAIL ALONG WITH COMMITMENT LETTER TO:	Brenda Little
	FAX #	415-343-0557
	EMAIL	brenda.h.little@baml.com

I. Borrower Name:	ESCO Corporation

$450,000,000 Type of Credit Facility	Senior Secured Credit Facilities

II. Legal Name of Lender of Record for Signature Page:

•	Signing Credit Agreement	☐ YES	☐ NO
•	Coming in via Assignment	☐ YES	☐ NO

III. Type of Lender:

(Bank, Asset Manager, Broker/Dealer, CLO/CDO, Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle, Other — please specify)

IV. Domestic Address:	V. Eurodollar Address:

VI.  Contact Information:

Syndicate level information (which may contain material non-public information about the Borrower and its related parties or their respective securities will be made available to the Credit Contact(s).  The Credit Contacts identified must be able to receive such information in accordance with his/her institution’s compliance procedures and applicable laws, including Federal and State securities laws.

	Credit Contact	Primary Operations Contact	Secondary Operations Contact

Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

IntraLinks E Mail Address:

12/2007

1

Does Secondary Operations Contact need copy of notices?    ☐ YES    ☐ NO

2

	Letter of Credit Contact	Draft Documentation Contact	Legal Counsel

Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

VII. Lender’s Standby Letter of Credit, Commercial Letter of Credit, and Bankers’ Acceptance Fed Wire Payment Instructions (if applicable):

Pay to:

(Bank Name)

(ABA #)

(Account #)

(Attention)

VIII. Lender’s Fed Wire Payment Instructions:

Pay to:

(Bank Name)

(ABA #)	(City/State)

(Account #)	(Account Name)

(Attention)

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IX. Organizational Structure and Tax Status

Please refer to the enclosed withholding tax instructions below and then complete this section accordingly:

Lender Taxpayer Identification Number (TIN):	-

Tax Withholding Form Delivered to Bank of America*:

W-9

W-8BEN

W-8ECI

W-8EXP

W-8IMY

Tax  Contact

Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

NON—U.S. LENDER INSTITUTIONS

1. Corporations:

If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

A U.S. taxpayer identification number is required for any institution submitting a Form W-8 ECI.  It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S.  Please refer to the instructions when completing the form applicable to your institution.  In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms.  An original tax form must be submitted.

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2. Flow-Through Entities

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form

W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement.  Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form.  In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms.  Original tax form(s) must be submitted.

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification).  Please be advised that we require an original form W-9.

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned on or prior to the date on which your institution becomes a lender under this Credit Agreement.  Failure to provide the proper tax form when requested will subject your institution to U.S. tax withholding.

*Additional guidance and instructions as to where to submit this documentation can be found at this link:

IRS Tax Form Toolkit

Please mail or courier original form to:

Credit Services Department.  —  Attn:  Tax Desk

101 North Tryon St.   Mail Code:  NC1-001-15-03

Charlotte, NC 28255

In advance, if you wish to confirm form validity, you may send an electronic version of the completed form to Shelly Sanders for review at

Fax:  704-602-5746     Phone 704 387-2407

E-mail: shelly.h.sanders@bankofamerica.com

Once validated, original form must be delivered to the Tax Desk as specified above.

ALL PARTICPANTS MUST HAVE AN ORIGINAL AND VALID TAX FORM (EITHER A W-9 OR A W-8) ON FILE WITH THE AGENT:

•	Domestic Investors
	•	W-9: Request for Taxpayer Identification Number and Certification
•	Link to launch Form/Instructions:		http://www.irs.gov/pub/irs-pdf/fw9.pdf
http://www.irs.gov/pub/irs-pdf/iw9.pdf
•	Examples: Citibank, N.A., General Electric Credit Corporation, Wachovia Bank National Association

•	Non-Domestic Investors will file one of four W-8 Forms
	•	W-8ECI: Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States
•	Link to launch Form/Instructions:		http://www.irs.gov/pub/irs-pdf/fw8eci.pdf
http://www.irs.gov/pub/irs-pdf/iw8eci.pdf
		•	Example: loans booked with US branches of Foreign Banks like BNP Paribas, New York Branch, Mizuho Corporate Bank, San Francisco Branch

	•	W-8BEN: Certificate of Foreign Status of Beneficial Owner
		•	“A beneficial owner solely claiming foreign status or treaty benefits”
•	Link to launch Form/Instructions:		http://www.irs.gov/pub/irs-pdf/fw8ben.pdf
http://www.irs.gov/pub/irs-pdf/iw8ben.pdf
		•	Example: Loans booked with a foreign “person” such as BNP Paribas, Paris, France, Allied Irish Bank, Dublin

Infrequently Used Forms Listed Below:

	•	W-8IMY: Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches
		•	“A person acting as an intermediary; a foreign partnership or foreign trust”.
		•	If a non-qualified intermediary, it is quite likely you will also need to get a withholding form from all of the entities that have an ownership share therein.
•	Link to launch Form/Instructions:		http://www.irs.gov/pub/irs-pdf/fw8imy.pdf
http://www.irs.gov/pub/irs-pdf/iw8imy.pdf
		•	Example: Grand Cayman Asset Management LLC

	•	W-8EXP: Certificate of Foreign Government or Other Foreign Organization
		•	“A foreign government, international organization, foreign central of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S possession”
•	Link to launch Form/Instructions:		http://www.irs.gov/pub/irs-pdf/fw8exp.pdf
http://www.irs.gov/pub/irs-pdf/iw8exp.pdf

•     Example: UNESCO

Bank of America, N.A.

September 2006

X. Bank of America Payment Instructions:

Pay to:	Bank of America, N.A.
ABA # 026009593
New York, NY
Acct. Name: Corporate FTA
[***]
Attn: Hussin Baig
Ref: ESCO Corporation

[***] This confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

5